UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant  ☒                     Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

PALISADE BIO, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

PALISADE BIO, INC.

5800 Armada Drive, Suite 210

Carlsbad, California 92008

NOTICE OF 2022 ANNUAL MEETING OF STOCKHOLDERS

To Be Held On June 9, 2022

Dear Stockholders:

You are cordially invited to attend the 2022 Annual Meeting of Stockholders (the “Annual Meeting”) of Palisade Bio, Inc., a Delaware corporation (the “Company”), to be held on Thursday, June 9, 2022, at 10:00 a.m. Pacific Time. In light of the COVID-19 pandemic, to support the health and well-being of our stockholders, employees and directors, and taking into account recent federal, state and local guidance, the Annual Meeting will be held in a virtual meeting format only, via live webcast on the Internet, with no physical in-person meeting. You will be able to attend and participate in the Annual Meeting online by visiting www.proxydocs.com/PALI, where you will be able to listen to the meeting live, submit questions and vote. You will need to have the 12-digit control number included in the Notice of Internet Availability of Proxy Materials, on your proxy card or on the instructions that accompanied your proxy materials to join the virtual Annual Meeting. You will not be able to attend the meeting in person. As always, we encourage you to vote your shares prior to the Annual Meeting. We are holding the Annual Meeting for the following purposes, which are more fully described in the accompanying proxy statement:

1.

To elect the two nominees for Class II director named in the accompanying proxy statement, each to hold office until the 2025 Annual Meeting of Stockholders or until a successor is duly elected and qualified or until the director’s earlier death, resignation or removal. We refer to this proposal as the “Director Election Proposal” or “Proposal 1.”

2.

To ratify the appointment of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022. We refer to this proposal as the “Auditor Ratification Proposal” or “Proposal 2.”

3.	To approve, on an advisory basis, the compensation of our named executive officers, as disclosed in this proxy statement. We refer to this proposal as the “Say-On-Pay Proposal” or “Proposal 3.”

4.	To conduct any other business properly brought before the meeting.

These items of business are more fully described in the Proxy Statement accompanying this Notice.

We have elected to provide electronic access to our Annual Meeting proxy materials, which include the proxy statement accompanying this notice, in lieu of mailing printed copies. On or about April 29, 2022, we expect to mail to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access our proxy statement and our 2021 Annual Report on Form 10-K (the “2021 Annual Report”). The Notice provides instructions on how to vote online or by telephone and includes instructions on how to receive a paper copy of the proxy materials by mail. Our proxy statement and 2021 Annual Report can be accessed directly at the Internet address www.proxydocs.com/PALI using the control number located on your Notice, and also on your proxy card or voting instruction form, as applicable, if you have received printed proxy materials.

The record date for the Annual Meeting is April 11, 2022. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.

By Order of the Board of Directors,

James R. Neal

Chairman

Carlsbad, CA

April 21, 2022

You are cordially invited to attend the meeting online. Whether or not you expect to attend the meeting online, please complete, date, sign and return the proxy mailed to you, or vote over the telephone or the internet as instructed in these materials, as promptly as possible in order to ensure your representation at the meeting. Even if you have voted by proxy, you may still vote if you attend the meeting online. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder

PALISADE BIO, INC.

5800 Armada Drive, Suite 210

Carlsbad, California 92008

PROXY STATEMENT

FOR THE 2022 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD JUNE 9, 2022

Our Board of Directors (sometimes referred to as the “Board”) is soliciting your proxy to vote at the 2022 Annual Meeting of Stockholders (the “Annual Meeting”) of Palisade Bio, Inc., a Delaware corporation (sometimes referred to as “we,” “us,” the “Company” or “Palisade”) to be held virtually, via a live interactive audio webcast at www.proxydocs.com/PALI, on Thursday, June 9, 2022, at 10:00 a.m. Pacific Time, and any adjournment or postponement thereof. Stockholders attending the virtual meeting will be afforded the same rights and opportunities to participate as they would at an in-person meeting.

For the Annual Meeting, we have elected to furnish our proxy materials, including this proxy statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 (the “Annual Report”), to our stockholders primarily via the internet. On or about April 29, 2022, we expect to mail to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) that contains notice of the Annual Meeting and instructions on how to access our proxy materials on the internet, how to vote at the Annual Meeting and how to request printed copies of the proxy materials.

Only stockholders of record at the close of business on April 11, 2022 (the “Record Date”) will be entitled to vote at the Annual Meeting. On the Record Date, there were 18,233,479 shares of common stock outstanding and entitled to vote. A list of stockholders entitled to vote at the Annual Meeting will be available for examination by stockholders for any purpose germane to the Annual Meeting for ten days before the Annual Meeting during normal business hours at our address above. To arrange for this, please contact us in advance at ir@palisadebio.com. The stockholder list will also be available online during the Annual Meeting at www.proxydocs.com/PALI.

On April 27, 2021, pursuant to the Agreement and Plan of Merger (the “Merger Agreement”), dated as of December 16, 2020, by and among Palisade Bio, Inc. (formerly known as Seneca Biopharma, Inc.), Leading Biosciences, Inc. (“LBS”) and Townsgate Acquisition Sub 1, Inc., a wholly owned subsidiary of the Company (“Merger Sub”), the Company completed the previously announced merger transaction with LBS (the “Merger”), pursuant to which LBS became a wholly owned subsidiary of the Company. Prior to the closing of the Merger (the “Closing”), we were known as Seneca Biopharma, Inc, a Delaware corporation (“Seneca”).

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

Why did I receive a notice regarding the availability of proxy materials on the internet?

Pursuant to rules adopted by the SEC, we have elected to provide access to our proxy materials over the internet. Accordingly, we have sent you the Notice because the Board is soliciting your proxy to vote at the Annual Meeting, including at any adjournments or postponements of the Annual Meeting. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the internet or to request a printed copy may be found in the Notice.

We intend to mail the Notice on or about April 29, 2022 to all stockholders of record entitled to vote at the Annual Meeting.

Will I receive any other proxy materials by mail?

We may send you a proxy card, along with a second Notice, on or after May 9, 2022.

Where and when is the Annual Meeting?

The Annual Meeting will be held on Thursday, June 9, 2022, at 10:00 a.m. Pacific Time. In light of the COVID-19 pandemic, to support the health and well-being of our stockholders, employees and directors, and taking into account recent federal, state and local guidance, the Annual Meeting will be held in a virtual meeting format only, via live webcast on the Internet, with no physical in-person meeting. A summary of the information you need to attend the Annual Meeting online is provided below:

•	Any stockholder may listen to the Annual Meeting and participate live via webcast at www.proxydocs.com/PALI. The webcast will begin at 10:00 a.m. Pacific Time.

•	Stockholders may vote and submit questions during the Annual Meeting via live webcast.

•

Stockholders may also submit questions no earlier than 15 minutes prior to the beginning of the webcast for the Annual Meeting by logging in to www.proxydocs.com/PALI and entering the 12-digit control number included on the Notice or proxy card.

•	To enter the meeting, please have your 12-digit control number, which is available on your proxy card.

•	If you do not have your 12-digit control number, you will be able to listen to the meeting only and you will not be able to vote or submit questions during the meeting.

•	Instructions on how to connect to and participate in the Annual Meeting via the internet, including how to demonstrate proof of stock ownership, are posted at www.proxydocs.com/PALI.

Stockholders who timely and correctly register to attend the Annual Meeting will receive an email approximately one hour before the Annual Meeting with instructions and a link to attend the Annual Meeting. We recommend that you log in a few minutes before 10:00 a.m. Pacific Time to ensure you are logged in when the Annual Meeting starts. The information on our website is not incorporated by reference into this proxy statement or our Annual Report for fiscal year 2021. If you are a beneficial stockholder, you should contact the bank, broker or other institution where you hold your account well in advance of the meeting if you have questions about obtaining your control number proxy to vote.

If you plan to vote during the Annual Meeting, you may still do so even if you have already returned your proxy.

What do I need in order to be able to participate in the Annual Meeting online?

You will need the 12-digit control number included on your Notice or your proxy card in order to be able to vote your shares or submit questions during the Annual Meeting. If you do not have your 12-digit control number, you will be able to listen to the meeting only—you will not be able to vote or submit questions during the meeting. Instructions on how to connect and participate in the Annual Meeting via the internet, including how to demonstrate proof of stock ownership, are posted at www.proxydocs.com/PALI.

What if during the Annual Meeting I have technical difficulties or trouble accessing the live webcast of the Annual Meeting?

On the day of the Annual Meeting, if you encounter any difficulties accessing the live webcast of the Annual Meeting or during the Annual Meeting, please call the technical support number that will be posted on the log-in page for our virtual Annual Meeting for assistance.

Who can vote at the Annual Meeting?

Only stockholders of record at the close of business on April 11, 2022 will be entitled to vote at the Annual Meeting. On this record date, there were 18,233,479 shares of common stock outstanding and entitled to vote.

We also have 200,000 shares of Series A 4.5% Convertible Preferred Stock (which are currently convertible into an aggregate of 6,479 shares of Common Stock) that are outstanding but that have no voting rights with respect to the matters described in this Proxy Statement.

Stockholder of Record: Shares Registered in Your Name

If on April 11, 2022 your shares were registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC, then you are a stockholder of record. As a stockholder of record, you may vote at the Annual Meeting or vote by proxy. Whether or not you plan to attend the Annual Meeting virtually, we urge you to fill out and return the proxy card that may be mailed to you, or vote by proxy over the telephone or on the internet as instructed below to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on April 11, 2022 your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and the Notice is being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker, bank, dealer or other agent regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting virtually. However, since you are not the stockholder of record, you may not vote your shares online during the Annual Meeting unless you request and obtain a valid proxy issued in your name from your broker, bank, dealer or other agent.

What am I voting on?

There are three matters scheduled for a vote:

•

Proposal 1: Election of the two Class II directors named herein, each to hold office until the 2025 annual meeting of stockholders or until a successor is duly elected and qualified or until the director’s earlier death, resignation or removal;

•

Proposal 2:Ratification of the appointment of BDO USA, LLP by the Audit Committee of the Board of Directors (the “Audit Committee”) to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022; and

•	Proposal 3: Advisory approval of the compensation of the Company’s named executive officers, as disclosed in this proxy statement in accordance with SEC rules.

What if another matter is properly brought before the Annual Meeting?

The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.

How do I vote?

The procedures for voting are as follows:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote at the Annual Meeting, vote by proxy over the telephone, vote by proxy through the internet or vote by proxy using a proxy card that you may request or that we may elect to deliver at a later time. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Annual Meeting and vote online during the meeting even if you have already voted by proxy.

•

VOTE BY INTERNET: To vote through the internet, go to www.proxypush.com/PALI to complete an electronic proxy card. You will be asked to provide the company number and control number from the Notice. Your internet vote must be received by 11:59 p.m., Eastern Time on June 8, 2022 to be counted.

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VOTE BY PHONE: To vote over the telephone, dial toll-free 1-866-243-5513 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the company number and control number from the Notice. Your telephone vote must be received by 11:59 p.m., Eastern Time on June 8, 2022 to be counted.

•

VOTE BY PROXY CARD: To vote using the proxy card, simply complete, sign and date the proxy card that may be delivered to you and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct. Proxies submitted by U.S. mail must be received before the start of the Annual Meeting.

•

VOTE DURING MEETING: To vote online during the Annual Meeting, follow the instructions at www.proxydocs.com/PALI. You will need to enter the 12-digit Control Number found on your Notice of Internet Availability, or notice you receive in the email sending you the Proxy Statement.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your brokerage firm, bank, dealer or other agent, you should have received the Notice containing voting instructions from that organization rather than from Palisade. Simply follow the voting instructions in the Notice to ensure that your vote is counted. Alternatively, you may vote by telephone or over the internet as instructed by your broker or bank. To vote online during the Annual Meeting, you must obtain a valid proxy from your brokerage firm, bank, dealer or other agent. Follow the instructions from your broker, bank, dealer or other agent, or contact that organization to request a proxy form.

Internet proxy voting may be provided to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your internet access, such as usage charges from internet access providers and telephone companies.

Can I vote my shares by filling out and returning the Notice?

No. The Notice identifies the items to be voted on at the Annual Meeting, but you cannot vote by marking the Notice and returning it. The Notice provides instructions on how to vote through the internet, by telephone, by using a printed proxy card or by submitting a ballot online during the Annual Meeting.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you own as of April 11, 2022.

If I am a stockholder of record and I do not vote, or if I return a proxy card or otherwise vote without giving specific voting instructions, what happens?

If you are a stockholder of record and do not vote by completing your proxy card, by telephone, through the internet or online during the Annual Meeting, your shares will not be voted.

If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable, “For” the Director Election Proposal, “For” the Say-On-Pay Proposal, and “For” the Auditor Ratification Proposal. If any other matter is properly presented at the Annual Meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment. If the Annual Meeting is adjourned, continued, or postponed, the proxyholder may vote the shares at the adjourned, continued or postponed meeting as well, unless you have properly revoked your voting instructions, as described herein.

If I am a beneficial owner of shares held in street name and I do not provide my broker or bank with voting instructions, what happens?

If you are a beneficial owner and do not instruct your brokerage firm, bank, dealer or other agent how to vote your shares, the question of whether your broker or nominee will still be able to vote your shares depends on whether the particular proposal is considered to be a routine matter under applicable rules. Brokers and nominees can use their discretion to vote uninstructed shares with respect to matters that are considered to be routine under applicable rules, but not with respect to non-routine matters. Under applicable rules and interpretations, non-routine matters are matters that may substantially affect the rights or privileges of stockholders, such as mergers, stockholder proposals, elections of directors (even if not contested), executive compensation (including any advisory stockholder votes on executive compensation and on the frequency of stockholder votes on executive compensation), and certain corporate governance proposals, even if management-supported. Accordingly, without your instructions your broker or nominee may not vote your shares on Proposal 1 and Proposal 3, but may vote your shares on Proposal 2.

If you are a beneficial owner of shares held in street name, in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank, dealer or other agent by the deadline provided in the materials you receive from your broker, bank, dealer or other agent.

Who is paying for this proxy solicitation?

Palisade will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks, dealers or other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one Notice?

If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on each Notice to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Stockholder of Record: Shares Registered in Your Name

Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:

•	You may submit another properly completed proxy card with a later date.

•	You may grant a subsequent proxy by telephone or through the internet.

•	You may send a timely written notice that you are revoking your proxy to: Secretary of Palisade Bio, Inc., Inc., 5800 Armada Drive, Carlsbad, California 92008.

•

You may vote during the Annual Meeting which will be hosted via the Internet. Simply attending the Annual Meeting online will not, by itself, revoke your proxy. Even if you plan to attend the Annual Meeting online, we recommend that you also submit your proxy or voting instructions or vote by telephone or through the internet so that your vote will be counted if you later decide not to attend the Annual Meeting online.

Your most recent proxy card or telephone or internet proxy is the one that is counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If your shares are held by your brokerage firm, bank, dealer or other agent as a nominee, you should follow the instructions provided by your broker, bank, dealer or other agent.

When are stockholder proposals and director nominations due for next year’s Annual Meeting?

To be considered for inclusion in the Company’s proxy materials for next year’s annual meeting, your proposal must be submitted in writing by December 22, 2022 to: Secretary of Palisade Bio, Inc., 5800 Armada Drive, Carlsbad, California 92008. If you wish to submit a proposal (including a director nomination) that is not to be included in the Company’s proxy materials for next year’s annual meeting, you must do so between February 9, 2023 and March 11, 2023. You are also advised to review the Company’s amended and restated bylaws, which contain additional requirements relating to advance notice of stockholder proposals and director nominations.

In addition to satisfying the foregoing requirements under our bylaws, to comply with the universal proxy rules (once effective), stockholders who intend to solicit proxies in support of director nominees other than our Board’s nominees must provide notice that sets forth any additional information required by Rule 14a-19 promulgated under the Securities Exchange Act of 1934, as amended, no later than April 10, 2023.

In the event that we hold our 2023 Annual Meeting of Stockholders more than 30 days before or after the one-year anniversary date of the 2022 Annual Meeting, then notice of a stockholder proposal that is not intended to be included in our proxy statement must be received not later than the close of business on the earlier of the following two dates:

•	the 10th day following the day on which notice of the meeting date is mailed, or

•	the 10th day following the day on which public disclosure of the meeting date is made.

If a stockholder who has notified us of his or her intention to present a proposal at an annual meeting does not appear to present his or her proposal at such meeting, we are not required to present the proposal for a vote at such meeting.

What are “broker non-votes”?

When a beneficial owner of shares held in “street name” does not give instructions to the brokerage firm, bank, dealer or other agent holding the shares as to how to vote on matters deemed to be non-routine under applicable rules, the broker or nominee cannot vote the shares. These unvoted shares are counted as “broker non-votes.”

As a reminder, if you are a beneficial owner of shares held in street name, in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your brokerage firm, bank, dealer or other agent by the deadline provided in the materials you receive from your brokerage firm, bank, dealer or other agent.

How are votes counted?

Each share of our common stock you own entitles you to one vote. The inspector of elections will count votes for the meeting and will separately count “For” and “Against” votes, abstentions and, if applicable, broker non-votes.

With respect to Proposal 1, the Director Election Proposal, stockholders do not affirmatively vote “Against” nominees. Instead, if you do not want to elect a particular nominee, you should choose to “Withhold” a vote in favor of the applicable nominee for director and the inspector of elections will count each “Withhold” for each nominee.

With respect to Proposal 2, the Auditor Ratification Proposal, and Proposal 3, the Say-On-Pay Proposal, the inspector of elections will separately count votes “For” and “Against,” abstentions and, if applicable, broker non-votes.

Abstentions will be counted towards the vote total for Proposals 2 and 3 and will have the same effect as “Against” votes. Abstentions will have no effect on Proposal 1. For Proposals 1 and 3, broker non-votes will be counted towards the presence of a quorum but will not be counted towards the vote total.

How many votes are needed to approve each proposal?

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For Proposal 1, the Director Election Proposal, the two nominees receiving the most “For” votes from the holders of shares present by virtual attendance at the Annual Meeting or represented by proxy and entitled to vote on the matter will be elected. Only votes “For” or “Withhold” will affect the outcome. Broker non-votes, if any, will have no effect.

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Proposal 2, the Auditor Ratification Proposal, must receive “For” votes from the holders of a majority of shares present by virtual attendance at the Annual Meeting or represented by proxy and entitled to vote on the matter. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Because Proposal 2 is considered “routine,” we do not expect any broker non-votes.

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Proposal 3, the Say-On-Pay Proposal, will be considered approved if it receives “For” votes from the holders of a majority of shares present by virtual attendance at the Annual Meeting or represented by proxy and entitled to vote on the matter. If you mark your proxy to “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes, if any, will have no effect.

What is the quorum requirement?

A quorum of stockholders is necessary to hold the Annual Meeting. A quorum will be present if stockholders holding at least a majority of the outstanding shares entitled to vote are present by virtual attendance at the Annual Meeting or represented by proxy. On the record date, there were 18,233,479 shares outstanding and entitled to vote. Thus, the holders of 9,116,740 shares must be present by virtual attendance or represented by proxy at the Annual Meeting to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your brokerage firm, bank, dealer or other agent) or if you vote online during the Annual Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the holders of a majority of shares present by virtual attendance at the Annual Meeting or represented by proxy may adjourn the Annual Meeting to another date.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file with the SEC within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the Annual Meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

The Board is divided into three classes. Each class consists, as nearly as possible, of one-third of the total number of directors, and each class has a three-year term. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy in a class, including vacancies created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until the director’s successor is duly elected and qualified. The holder of our Series A 4.5% Convertible Preferred Stock has the right to appoint one member of the Board. Binxian Wei has been appointed and currently serves as such director since February 5, 2019.

The Board presently has eight members. There are two Class II directors whose term of office expire in 2022: Donald Williams and Robert J. Trenschel, D.O. Proxies may not be voted for a greater number of persons than the number of nominees named in this proxy statement. Each of the nominees listed below is currently a director of the Company. If elected at the Annual Meeting, each of these nominees would serve until the 2025 Annual Meeting of Stockholders and until his successor has been duly elected and qualified, or, if sooner, until the director’s death, resignation or removal.

Vote Required

Directors are elected by a plurality of the votes of the holders of shares present by virtual attendance at the Annual Meeting or represented by proxy and entitled to vote on the election of directors. Accordingly, the two nominees receiving the highest number of affirmative votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of Mr. Williams and Dr. Trenschel. If any nominee becomes unavailable for election as a result of an unexpected occurrence, shares that would have been voted for that nominee will instead be voted for the election of a substitute nominee proposed by the Company. Each of Mr. Williams and Dr. Trenschel has agreed to serve if elected. The Company’s management has no reason to believe that any nominee will be unable to serve.

The following table sets forth information concerning our directors as of the date of this proxy statement.

Name	Position	Age
Thomas Hallam	Chief Executive Officer, Director	47
James R. Neal	Chairman of the Board	66
Stephanie C. Diaz	Director	56
Donald A. Williams	Director	63
Mary Ann Gray	Director	69
Cristina Csimma	Director	63
Robert Trenschel	Director	60
Binxian Wei	Director	52

Class II Director Nominees for Election for a Three-year Term Expiring at the 2025 Annual Meeting

Donald Williams Mr. Williams has served as a member of the Board since April 2021. Previously, Mr. Williams served on the LBS Board since May 2019. Mr. Williams has served as a member of the board of directors of Akari Therapeutics PLC since June 2016, a member of the board of directors of Forte Biosciences, Inc. since 2020, and a member of the board of directors of ImpediMed, Inc. since 2017. From 2014 to 2019, Mr. Williams was a member of the board of directors of Adhera Therapeutics, Inc. From 2015 to 2021, Mr. Williams a member of the board of directors of Alphatec Spine, Inc. From 2007 to 2014, Mr. Williams was a Partner and the National Life Sciences Leader for Grant Thornton LLP, and spent over 20 years as a partner at Ernst & Young LLP. From 2001 to 2014, Mr. Williams served on the board of directors of the San Diego Venture Group, during which time he also served as the group’s president and chairman. Mr. Williams was also a founding member of the Young VCs of Southern California. Mr. Williams received a B.A. in accountancy from Southern Illinois University and completed the director education and certification program at the University of California, Los Angeles Anderson School of Business.

The Governance and Nominating Committee believes Mr. Williams’ experience as a board member and public accountant in the life science industry qualify him to serve on the Board.

Robert J. Trenschel, D.O. Dr. Trenschel has served as a member of the Board since April 2021. Previously, Dr. Trenschel served as a member of the LBS Board since March 2019. Dr. Trenschel also serves as the President and Chief Executive Officer of Yuma Regional Medical Center since July 2015. Previously, Dr. Trenschel served as the Executive Vice President of Harris Health System from July 2013 to June 2015. From April 2012 to July 2013, Dr. Trenschel served as the Senior Vice President of Medical Group Operations for Aurora Health Care. From 2007 to 2012, Dr. Trenschel served as the Senior Vice President, Administrator of Ambulatory Operations, of Harris Health System. Dr. Trenschel received an M.P.H. from Florida International University and a Doctor of Osteopathic Medicine from Nova Southeastern University College of Osteopathic Medicine.

The Governance and Nominating Committee believes Dr. Trenschel’s experience as a medical doctor and hospital system leadership qualify him to serve on the Board.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF EACH NAMED NOMINEE.

Class I Directors Continuing in Office Until the 2024 Annual Meeting

Stephanie Diaz Ms. Diaz has served as a member of the Board since April 2021 and previously served on the LBS Board since May 2019. Ms. Diaz serves as the President and CEO of Vida Strategic Partners, Inc., which she founded in 2002. Prior to founding Vida, Ms. Diaz served as senior vice president and director, for Burns McClellan, a national healthcare communications agency. From 1993 to 2002, Ms. Diaz held a number of senior financial management positions with several biotech and life science companies, serving as vice president and chief financial officer of Shaman Pharmaceuticals, Inc., director of finance of Hyseq, Inc. (now Nuvelo, Inc.), and director of finance of Martek Biosciences Corporation. Ms. Diaz also currently serves as an advisor for California Life Sciences (CLS), mentoring life science start-up companies including: Pendulum Therapeutics, Ciel Medical, Correlia Biosystems, EpiBiome, Paragon Genomics and Trellis Biosciences. Ms. Diaz received a B.A. in international relations from Stanford University and an MBA from Georgetown University.

The Governance and Nominating Committee believes Ms. Diaz’s experience as a board member, advisor, and officer in life science companies qualify her to serve on our board of directors.

Cristina Csimma, PharmD, MHP Dr. Csimma has served on as a member of the Board since September 2017. She also serves on as member of the board of directors of Idera Pharmaceuticals, a clinical stage biopharmaceutical company, Caraway Therapeutics, a preclinical stage biopharmaceutical company, and Syncona Ltd., a UK-based leading health care company that funds a portfolio of life science companies, and on various advisory boards, including: the Muscular Dystrophy Association Venture Philanthropy Scientific Advisory Committee; the Executive Oversight Board to the National Institutes of Health (NIH) NeuroNext Network; the Harvard and Brigham and Women’s Hospital MRCT Center External Advisory Board, and the TREAT-NMD Advisory Committee for Therapeutics (TACT). She was previously the Executive Chair of the Board of Directors of Forendo Pharma, a clinical stage biopharmaceutical company and of Exonics Therapeutics, a Director of Juniper Pharmaceuticals (acquired in August 2018 by Catalent), Vtesse (acquired in March 2017 by Sucampo Pharmaceuticals) and Cydan, where she was also President and founding CEO, the Vice President of Drug Development at Virdante Pharmaceuticals Inc (acquired by Momenta), Principal at Clarus Ventures LLC, and held roles in Clinical Development and Translational Research at Wyeth (now Pfizer), Genetics Institute and Dana Farber Cancer Institute. Dr. Csimma holds both a Doctor of Pharmacy and a Bachelor of Science in Pharmacy from the Massachusetts College of Pharmacy and Allied Health Sciences, as well as a Master of Health Professions from Northeastern University. In selecting Dr. Csimma, the board took into account her vast experience in the pharmaceutical industry, including her successes in developing drugs for various diseases throughout her career.

The Governance and Nominating Committee believes Dr. Csimma’s experience as a board member and broad experience in the life science industry qualify her to serve on the Board.

Class III Directors Continuing in Office Until the 2023 Annual Meeting

James R. Neal Mr. Neal has served as a member of the Company’s Board since April 2021. Previously, Mr. Neal served as a member of the LBS Board since November 2017. Mr. Neal has also served as the Chief Executive Officer and board member of XOMA Corporation, a biotechnology company since September 2016. Mr. Neal serves as a director of Monterey Bio Acquisition Corporation, a special purpose acquisition company since July 2021. Previously, Mr. Neal served as the Chief Business Officer of Entelos Inc. from September 2007 to July 2010. From July 2002 to August 2007, Mr. Neal served as the Chief Executive Officer of Iconix Biosciences, Inc. From 1999 to 2002, Mr. Neal served as the Executive VP of Sales and Marketing at Incyte Genomics. Mr. Neal received a B.S. in biology and an M.S. in genetics and plant breeding from the University of Manitoba, Canada, and an executive MBA from Washington University in St. Louis, Missouri.

The Board believes Mr. Neal’s experience as a board member and broad experience in the life science industry qualify him to serve on the Board.

Mary Ann Gray, Ph.D. Mary Ann Gray, Ph.D. has served as a member of the Board since July 2019. Dr. Gray also serves on the board of four other publicly held biotechnology companies including Sarepta Therapeutics, Inc., since December 2019, Rapt Therapeutics, Inc. since December 2019, BioAtla Inc. since December 2020, and Keros Therapeutics, Inc., since December 2020. From 2010 to 2018, Dr. Gray served as a member of the board of Senomyx Inc., a biotechnology company working toward developing additives to amplify certain flavors and smells in foods. Dr. Gray also served as a member of the board and audit committee chair of Juniper Pharmaceuticals, a women’s health company, from April 2016 to August 2018. From November 2014 to December 2016, Dr. Gray served as a member of the board of TetraLogic, a publicly held clinical-stage biopharmaceutical company focused on oncology and infectious diseases. Dr. Gray also served as a Board member of Acadia Pharmaceuticals, focused on commercialization of CNS therapies, from 2005 to 2016. Dr. Gray served as a Board member of Dyax Corp., a rare disease company acquired by Shire in 2016, from 2001 to 2016. Dr. Gray has also served on the boards of GTC Biotherapeutics, Inc., Telik, Inc., and Apthera, Inc. Dr. Gray is the President of Gray Strategic Advisors, LLC, a biotechnology strategic planning and advisory firm to both public and private biotechnology companies. Dr. Gray has a distinguished scientific background, completing pharmacology research in tumor biology, including the impact of therapeutics on cardiac membranes and beginning her career in biotechnology as a scientist focused on new drug development. She subsequently worked in equities research before becoming a senior analyst and portfolio manager. Dr. Gray received a B.S. from University of South Carolina, a Ph.D. in pharmacology from the University of Vermont, and completed her post-doctoral work at Northwestern University Medical School and at the Yale University School of Medicine.

The Governance and Nominating Committee believes Dr. Gray’s experience as a board member and broad experience in the life science industry qualify her to serve on the Board.

Thomas Hallam, Ph.D., Chief Executive Officer and Director Dr. Hallam has served as served as Chief Executive Officer and Director of the Company since April 2021. Previously, he was Chief Executive Officer and Director of LBS since 2017. Prior to that, Dr. Hallam served as LBS’s Senior Vice President of Clinical Development and Regulatory Affairs from 2015 to 2017 and as LBS’s Vice President of Therapeutic Development from 2014 to 2015. From 2012 to 2014, Dr. Hallam served as Director of Therapeutic Programs at Mesoblast Limited. Dr. Hallam previously served in the San Francisco office of C1 Consulting, assisting pharmaceutical companies launch and commercialize new products, and as medical director at Saatchi & Saatchi Healthcare in New York. Dr. Hallam received a B.S. in biology from the University of Illinois at Urbana-Champaign, a Ph.D. in neuroscience from the University of California, Davis, and an MBA from the University of Southern California.

The Governance and Nominating Committee believes Mr. Hallam’s experience as Chief Executive Officer of LBS and experience assisting pharmaceutical companies launch and commercialize new products qualify him to serve on the Board.

Director Representative of Preferred Stockholder

Binxian Wei has served as a member of the Board since February 2019. Mr. Wei has been the V.P. of Darsheng Trade & Tech. Development Co, Ltd. (a subsidiary to Tianjin Tiayo Pharmaceutical Co., Ltd.) since 2015. Mr. Wei is responsible for API and finished dosage marketing for Chinese pharmaceutical companies. From 2008 through 2010, he worked as a business development manager for Sakai Trading. Mr. Wei received a master’s degree in mathematical & computer sciences from Colorado School of Mines, a master’s degree and B.S. in chemical engineering from Tianjin University in China. Binxian Wei was appointed as the director representative of the Series A 4.5% Convertible Preferred Stock by Tianjin Pharmaceuticals Group International Holdings Co., LTD, the sole holder of Palisade’s outstanding Series A 4.5% Convertible Preferred Stock.

The Board believes Mr. Wei’s experience as a board member and pharmaceutical experience qualify him to serve on the Board.

Board Diversity

The Board Diversity Matrix, below, provides the diversity statistics for our Board of Directors.

Board Diversity Matrix (As of April 21, 2022)
Total Number of Directors	8

	Female	Male	Non- Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	3	5	—	—
Part II: Demographic Background
African American or Black	—	—	—	—
Alaskan Native or Native American	—	—	—	—
Asian	—	1	—	—
Hispanic or Latinx	1	—	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	2	4	—	—
Two or More Races or Ethnicities	—	—	—	—
LGBTQ+	—
Did Not Disclose Demographic Background	—

For more information on how the Governance and Nominating Committee considers diversity, refer to “Directors, Executive Officers and Corporate Governance—Governance and Nominating Committee.”

DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

Independence of The Board of Directors

As required under the Nasdaq Stock Market (“Nasdaq”) listing standards, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by the board of directors. Our Board consults with our counsel to ensure that the Board’s determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of Nasdaq, as in effect from time to time.

Consistent with these considerations, after review of all relevant identified transactions or relationships between each director, or any of their family members, and the Company, its senior management and its independent auditors, the Board has affirmatively determined that each of Mr. Neal, Ms. Diaz, Mr. Williams, Dr. Gray, Dr. Csimma, Dr. Trenschel and Mr. Wei are independent directors within the meaning of the applicable Nasdaq listing standards. In making this determination, the Board found that none of these directors had a material or other disqualifying relationship with the Company.

Board Leadership Structure

The Board of Directors of the Company has an independent chair, Mr. Neal, who has authority, among other things, to call and preside over board meetings, including meetings of the independent directors, to set meeting agendas and to determine materials to be distributed to the Board. Accordingly, the Board Chair has substantial ability to shape the work of the Board. The Company believes that separation of the positions of Board Chair and Chief Executive Officer reinforces the independence of the Board in its oversight of the business and affairs of the Company. In addition, the Company believes that having an independent Board Chair creates an environment that is more conducive to objective evaluation and oversight of management’s performance, increasing management accountability and improving the ability of the Board to monitor whether management’s actions are in the best interests of the Company and its shareholders. As a result, the Company believes that having an independent Board Chair can enhance the effectiveness of the Board as a whole.

Role of the Board in Risk Oversight

One of the board’s key functions is informed oversight of the Company’s risk management process. The Board does not have a standing risk management committee, but rather administers this oversight function directly through the Board as a whole, as well as through various Board standing committees that address risks inherent in their respective areas of oversight. In particular, our Board is responsible for monitoring and assessing strategic risk exposure, including a determination of the nature and level of risk appropriate for the Company. Our Audit Committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The Audit Committee also monitors compliance with legal and regulatory requirements, in addition to oversight of the performance of our internal audit function. Audit Committee responsibilities also include oversight of cybersecurity risk management, and, to that end, the committee typically meets twice annually with both IT and business personnel responsible for cybersecurity risk management and receives periodic reports from the head of cybersecurity risk management, as well as incidental reports as matters arise. Our Governance and Nominating Committee monitors the effectiveness of our corporate governance guidelines, including whether they are successful in preventing illegal or improper liability-creating conduct. Our Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking. Our Strategy and Finance Committee evaluate and makes recommendations to the Board with respect to the overall strategy of the Company with respect to potential strategic transactions and equity or debt financing transactions of the Company. Typically, the entire Board meets with the head of the Company’s risk management group at least annually, and the applicable Board committees meet at least annually with the employees responsible for risk management in the committees’ respective areas of oversight. Both the Board as a whole and the various standing committees receive periodic reports from the head of risk management, as well as incidental reports as matters may arise. It is the responsibility of the committee chairs to report findings regarding material risk exposures to the Board as quickly as possible. The Board has delegated to the Board’s lead independent director the responsibility of coordinating between the Board and management with regard to the determination and implementation of responses to any problematic risk management issues.

Meetings of the Board of Directors

During 2021, the Board held ten meetings (including regularly scheduled and special meetings). All directors attended at least 75% of the aggregate number of meetings of the Board and of the committees on which they served, held during the portion of the last fiscal year for which they were directors or committee members, respectively.

As required under applicable Nasdaq listing standards, in 2021, our independent directors met three times in regularly scheduled executive sessions at which only independent directors were present.

Although we do not have a formal policy regarding attendance by members of our board of directors at annual meetings of stockholders, we encourage, but do not require, directors and nominees for director to attend. All of our directors attended the annual meeting of stockholders in 2021.

Information Regarding Committees of the Board of Directors

The Board has four committees: an Audit Committee, a Compensation Committee, a Governance and Nominating Committee and a Strategy and Finance Committee. The following table provides membership and meeting information for fiscal 2021 for each of the Board committees:

Director	Audit Committee	Compensation Committee	Governance and Nominating Committee	Strategy and Finance Committee
James R. Neal		C	X	X
Stephanie C. Diaz	X		C	X
Donald A. Williams	C
Mary Ann Gray, Ph.D.			X	C
Cristina Csimma, Pharm.D., MHP		X
Robert J. Trenschel, D.O.	X	X

X = Current member of committee

C = Current member and chairperson of the committee

The Board has determined that each member of each committee meets the applicable Nasdaq rules and regulations regarding “independence” and each member is free of any relationship that would impair his or her individual exercise of independent judgment with regard to the Company.

Audit Committee

The Audit Committee of the Board was established by the Board in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to oversee the Company’s corporate accounting and financial reporting processes and audits of its financial statements. For this purpose, the Audit Committee performs several functions. The Audit Committee evaluates the performance of and assesses the qualifications of the independent auditors; determines and approves the engagement of the independent auditors; determines whether to retain or terminate the existing independent auditors or to appoint and engage new independent auditors; reviews and approves the retention of the independent auditors to perform any proposed permissible non-audit services; monitors the rotation of partners of the independent auditors on the Company’s audit engagement team as required by law; reviews and approves or rejects transactions between the Company and any related persons; confers with management and the independent auditors regarding the effectiveness of internal control over financial reporting; establishes procedures, as required under applicable law, for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters; and meets to review the Company’s annual audited financial statements and quarterly financial statements with management and the independent auditor, including a review of the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

The Audit Committee is composed of three directors: Mr. Williams (Chair), Ms. Diaz and Dr. Trenschel. The Audit Committee met six times and acted through unanimous written consent one time during the fiscal year. The Board has adopted a written Audit Committee charter that is available to stockholders on the Company’s website at www.palisadebio.com under the section entitled “Governance Documents.” The information on our website is not incorporated by reference into this proxy statement or our Annual Report for fiscal year 2021.

The Board reviews the Nasdaq listing standards definition of independence for Audit Committee members on an annual basis and has determined that all members of the Company’s Audit Committee are independent (as independence is currently defined in Rule 5605(c)(2)(A)(i) and (ii) of the Nasdaq listing standards).

The Board has also determined that Mr. Williams qualifies as an “audit committee financial expert,” as defined in applicable SEC rules. The Board made a qualitative assessment of Mr. Williams level of knowledge and experience based on a number of factors, including his formal education and his tenure as a partner at Grant Thornton LLP and his tenure as a partner at Ernst & Young LLP.

Report of the Audit Committee of the Board*

The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2021 with management of the Company. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent registered accountants firm’s communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm the accounting firm’s independence. Based on the foregoing, the Audit Committee has recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021.

Donald Williams (Chair)

Stephanie C. Diaz

Robert J. Trenschel, D.O.

*

The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of the Company under the Exchange Act or the Securities Act of 1933, as amended (the “Securities Act”), whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Compensation Committee

The Compensation Committee is currently composed of three directors: Mr. Neal (Chair), Ms. Csimma, and Dr. Trenschel. The Board has determined that each member of the Compensation Committee is independent (as independence is currently defined in Rule 5605(d)(2) of the Nasdaq listing standards), a “non-employee director” as defined in Rule 16b-3 promulgated under the Exchange Act and an “outside director” as that term is defined in Section 162(m) of the Internal Revenue Code of 1986, as amended. The Compensation Committee met three times and acted through unanimous written consent two times during the last fiscal year. The Board has adopted a written Compensation Committee charter that is available to stockholders on the Company’s website at www.palisadebio.com under the section entitled “Governance Documents.” The information on our website is not incorporated by reference into this proxy statement or our Annual Report for fiscal year 2021.

The Compensation Committee of the Board acts on behalf of the Board to review, modify (as needed) or approve (or, if it deems appropriate, making recommendations to the Board regarding) the overall compensation strategy and policies for the Company, including, among other things:

•

reviewing and approving (or, if it deems appropriate, making recommendations to the Board regarding) corporate performance goals and objectives, which shall support and reinforce the Company’s long-term strategic goals, relevant to the Company’s compensation plans and programs;

•

evaluating and approving (or, if it deems appropriate, making recommendations to the Board regarding) the compensation plans and programs advisable for the Company, as well as the modification or termination of existing plans and programs;

•

evaluating (including, if it deems appropriate, with the input of some or all of the other members of the Board) risks associated with and potential consequences of the Company’s compensation policies and practices, as applicable to all employees of the Company, and assessing whether risks and consequences arising from the Company’s compensation policies and practices for its employees, as may be mitigated by any other compensation policies and practices, are reasonably likely to have a material adverse effect on the Company;

•

establishing policies with respect to equity compensation arrangements, with the objective of appropriately balancing the perceived value of equity compensation and the dilutive and other costs of that compensation to the Company; and

•	evaluating the efficacy of the Company’s compensation policy and strategy in achieving expected benefits to the Company and otherwise furthering the Committee’s policies.

Compensation Committee Processes and Procedures

Typically, the Compensation Committee meets at least once annually and with greater frequency if necessary. The agenda for each meeting is usually developed by the Chair of the Compensation Committee, in consultation with management. The Compensation Committee meets regularly in executive session. However, from time to time, various members of management and other employees as well as outside advisors or consultants may be invited by the Compensation Committee to make presentations, to provide financial or other background information or advice or to otherwise participate in Compensation Committee meetings. The Chief Executive Officer does not participate in and is not present during any deliberations or determinations of the Compensation Committee regarding his compensation or individual performance objectives. The charter of the Compensation Committee grants the Compensation Committee full access to all books, records, facilities and personnel of the Company. In addition, under its charter, the Compensation Committee has the authority to obtain, at the expense of the Company, advice and assistance from compensation consultants and internal and external legal, accounting or other advisors and other external resources that the Compensation Committee considers necessary or appropriate in the performance of its duties. The Compensation Committee has direct responsibility for the oversight of the work of any consultants or advisers engaged for the purpose of advising the Compensation Committee. In particular, the Compensation Committee has the sole authority to retain, in its sole discretion, compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultant’s reasonable fees and other retention terms. Under its charter, to the extent required by the SEC and Nasdaq rules, the Compensation Committee may select, or receive advice from, a compensation consultant, legal counsel or other adviser to the compensation committee, other than in-house legal counsel and certain other types of advisers, only after taking into consideration six factors, prescribed by the SEC and Nasdaq, that bear upon the adviser’s independence; however, there is no requirement that any adviser be independent.

During the past fiscal year, after taking into consideration the six factors prescribed by the SEC and Nasdaq described above, the Compensation Committee engaged Compensia Inc. (“Compensia”) as its compensation consultant. Our Compensation Committee identified Compensia based on its general reputation in the industry and experience providing similar services to companies similar to Palisade. The Compensation Committee requested that Compensia:

•	evaluate the efficacy of the Company’s existing compensation strategy and practices in supporting and reinforcing the Company’s long-term strategic goals; and

•	assist in refining the Company’s compensation strategy and in developing and implementing executive and non-employee director compensation programs to execute that strategy.

In addition, under its charter, the Compensation Committee may form and delegate authority to subcommittees as appropriate.

The Compensation Committee holds one or more meetings during the first quarter of the year to discuss and make recommendations to the Board for annual base salary compensation adjustments, annual bonuses, annual equity awards, and current year corporate performance objectives. However, the Compensation Committee also considers matters related to individual compensation, such as compensation for new executive hires, as well as high-level strategic issues, such as the efficacy of the Company’s compensation strategy, potential modifications to that strategy and new trends, plans or approaches to compensation, at various meetings throughout the year. Generally, the Compensation Committee’s process comprises two related elements: the determination of compensation levels and the establishment of performance objectives for the current year. For executives other than the Chief Executive Officer, the Compensation Committee solicits and considers evaluations and recommendations submitted to the Compensation Committee by the Chief Executive Officer. In the case of the Chief Executive Officer, the evaluation of his performance is conducted by the Compensation Committee, which determines recommendations to the Board regarding any adjustments to his compensation as well as equity awards to be granted. For all executives and directors as part of its deliberations, the Compensation Committee may review and consider, as appropriate, materials such as financial reports and projections, operational data, executive and director stock ownership information, company stock performance data, analyses of historical executive compensation levels and current Company-wide compensation levels, compensation data from comparative companies, compensation surveys, and recommendations of any compensation consultant, if applicable. The Compensation Committee considered the peer-group analysis from Compensia when making compensation decisions. Based on this analysis, the overall average of the 2021 cash compensation for the Company’s named executive officers was below the 25th percentile of the peer group.

Governance and Nominating Committee

The Governance and Nominating Committee of the Board is responsible for identifying, reviewing and evaluating candidates to serve as directors of the Company (consistent with criteria approved by the Board), reviewing and evaluating incumbent directors, selecting or recommending to the Board for selection candidates for election to the Board, making recommendations to the Board regarding the membership of the committees of the Board, assessing the performance of the Board, and developing a set of corporate governance principles for the Company.

The Governance and Nominating Committee is currently composed of three directors: Ms. Diaz (Chair), Dr. Gray, and Mr. Neal. Each member of the Governance and Nominating Committee is independent (as independence is currently defined in Rule 5605(a)(2) of the Nasdaq listing standards), a non-employee director and free from any relationship that would interfere with the exercise of his or her independent judgment. The Governance and Nominating Committee met one time during the last fiscal year. The Board has adopted a written Governance and Nominating Committee charter that is available to stockholders on the Company’s website at www.palisadebio.com under the section entitled “Governance Documents.” The information on our website is not incorporated by reference into this proxy statement or our Annual Report for fiscal year 2021.

The responsibilities of the Governance and Nominating Committee include, among other things:

•	identifying and evaluating candidates, including the nomination of incumbent directors for reelection and nominees recommended by stockholders, to serve on the Board;

•	considering and making recommendations to the Board regarding the composition and chairmanship of the committees of the Board;

•	considering the need for and, if necessary, developing and instituting plans or programs for the continuing education of the Board; and

•	developing corporate governance principles to be applicable to the Company.

The Governance and Nominating Committee believes that candidates for director should have certain minimum qualifications, including the ability to read and understand basic financial statements, being over 21 years of age and having the highest personal integrity and ethics. The Governance and Nominating Committee also intends to consider such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to the affairs of the Company, demonstrated excellence in his or her field, having the ability to exercise sound business judgment and having the commitment to rigorously represent the long-term interests of the Company’s stockholders. However, the Governance and Nominating Committee retains the right to modify these qualifications from time to time. Candidates for director nominees are reviewed in the context of the current composition of the Board, the operating requirements of the Company and the long-term interests of stockholders. In conducting this assessment, the Governance and Nominating Committee typically considers diversity (including gender, racial and ethnic diversity), age, skills and such other factors as it deems appropriate, given the current needs of the Board and the Company, to maintain a balance of knowledge, experience and capability.

The Governance and Nominating Committee appreciates the value of thoughtful Board refreshment, and regularly identifies and considers qualities, skills and other director attributes that would enhance the composition of the Board. In the case of incumbent directors whose terms of office are set to expire, the Governance and Nominating Committee reviews these directors’ overall service to the Company during their terms, including the number of meetings attended, level of participation, quality of performance and any other relationships and transactions that might impair the directors’ independence. The Governance and Nominating Committee also takes into account the results of the Board’s self-evaluation, conducted annually on a group and individual basis. In the case of new director candidates, the Governance and Nominating Committee also determines whether the nominee is independent for Nasdaq purposes, which determination is based upon applicable Nasdaq listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. The Governance and Nominating Committee then uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The Governance and Nominating Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board. The Governance and Nominating Committee meets to discuss and consider the candidates’ qualifications and then selects candidates for recommendation to the Board by majority vote.

Our Governance and Nominating Committee does not have a formal policy regarding Board diversity. Diversity is one of a number of factors, however, that the committee takes into account in identifying nominees, and the Governance and Nominating Committee believes that it is essential that the Board members represent diverse viewpoints.

The Governance and Nominating Committee will consider director candidates recommended by stockholders. The Governance and Nominating Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether or not the candidate was recommended by a stockholder. Stockholders who wish to recommend individuals for consideration by the Governance and Nominating Committee to become nominees for election to the Board may do so by delivering a written recommendation to the Governance and Nominating Committee at the following address: Palisade Bio, Inc., Attn: Corporate Secretary, 5800 Armada Drive, Suite 210, Carlsbad, California 92008, no later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting of stockholders. Submissions must include, among other things, the name and address of the Company stockholder on whose behalf the submission is made; the number of Company shares that are owned beneficially by such stockholder as of the date of the submission; the full name of the proposed candidate; a description of the proposed candidate’s business experience for at least the previous five years; complete biographical information for the proposed candidate; and a description of the proposed candidate’s qualifications as a director. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected.

Strategy and Finance Committee

The Strategy and Finance Committee is composed of three directors: Dr. Gray (Chair), Ms. Diaz and Mr. Neal. The functions of this committee include, among other things:

•

evaluating and making recommendations to the Board with respect to the overall strategy of the Company with respect to potential strategic transactions and equity or debt financing transactions of the Company;

•

evaluating the terms and conditions of proposed transactions and make recommendations to the Board and, when authority has been delegated to the Strategy and Finance Committee, approve such terms and conditions within the parameters of such delegated authority; and

•

making recommendations to the Board regarding the engagement of investment bankers to advise the Strategy and Finance Committee and the Board, serve as placement agents or underwriters, and/or provide banking services in connection with a transaction.

The Strategy and Finance Committee met six times during the last fiscal year.

Stockholder Communications with the Board of Directors

We have adopted a formal process for stockholder communications with our independent directors. Individuals wanting to communicate with our directors are invited to communicate with the non-management members of the Board by sending correspondence to the Board, c/o Corporate Secretary, Palisade Bio, Inc., 5800 Armada Drive, Suite 210, Carlsbad, CA 92008. These communications will be reviewed by the Secretary of Palisade, who will determine whether the communication is appropriate for presentation to the Board or the relevant director. The purpose of this screening is to allow the Board to avoid having to consider irrelevant or inappropriate communications (such as advertisements, solicitations and hostile communications). The screening procedures have been approved by a majority of the independent directors. All communications directed to the Audit Committee in accordance with our Code of Business Conduct and Ethics policy or reported or on our Ethics Point whistleblower hotline that relate to questionable accounting or auditing matters will be promptly and directly forwarded to the Audit Committee, at the discretion of our compliance officer.

Code of Ethics

We have adopted a Code of Business Conduct and Ethics that applies to all of our officers, directors and employees. The Code of Business Conduct and Ethics is available on the Company’s website at www.palisadebio.com under the section entitled “Governance Documents.” The information on our website is not incorporated by reference into this proxy statement or our Annual Report for fiscal year 2021. If we make any substantive amendments to the Code of Business Conduct and Ethics or grant any waiver from a provision of the code to any executive officer or director, the Company will promptly disclose the nature of the amendment or waiver on its website.

Hedging Policy

As part of our insider trading policy, no officer, director, other employee or consultant or any family members of such persons who reside with them, anyone else who lives in their households or any family members of such persons who do not live in their households but whose transactions in the Company’s securities are directed by, or subject to, the influence or control of such persons may engage in short sales, transactions in put or call options, hedging transactions or other inherently speculative transactions with respect to our common stock at any time. In addition, no officer, director, other employee or consultant may margin, or make any offer to margin, any of our common stock, including without limitation, borrowing against such stock, at any time.

*

The disclosure under the caption “Hedging Policy” is not to be incorporated by reference in any filing of the Company under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

PROPOSAL NO. 2

RATIFICATION OF AUDIT COMMITTEE’S SELECTION OF BDO USA, LLP AS

OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2022

The Audit Committee of the Board of Directors has selected BDO USA, LLP (“BDO”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022 and has further directed that management submit the selection of its independent registered public accounting firm for ratification by the stockholders at the annual meeting. Representatives of BDO are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither the Company’s Bylaws nor other governing documents or law require stockholder ratification of the selection of BDO as the Company’s independent registered public accounting firm. However, the Audit Committee of the Board is submitting the selection of BDO to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee of the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee of the Board in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

The Company has been informed by BDO that, to the best of its knowledge, neither the firm nor any of its members or their associates has any direct financial interest or material indirect financial interest in the Company or its affiliates.

Change in Independent Registered Accounting Firm

On July 8, 2021, the Audit Committee of the Board of Directors (the “Audit Committee”), of Palisade Bio, Inc. (the “Company”) following careful deliberation, approved the dismissal of Dixon Hughes Goodman LLP (“DHG”), the Company’s independent registered public accounting firm, and appointed BDO USA, LLP (“BDO”) as the Company’s new independent registered public accounting firm, subject to completion of its standard client acceptance procedures.

The reports of DHG on the Company’s consolidated financial statements for the years ended December 31, 2020 and 2019 did not contain an adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principles, except that the reports of the Company’s consolidated financial statements for each of the years ended December 31, 2020 and 2019 contained an explanatory paragraph which noted that there was substantial doubt about the Company’s ability to continue as a going concern. During the years ended December 31, 2020 and 2019 and for the interim period though the date of the Company’s Current Report on Form 8-K filed on July 9, 2021, there were no: (1) disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) with DHG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreement if not resolved to the satisfaction of DHG would have caused DHG to make reference thereto in its reports on the consolidated financial statements for such years, or (2) reportable events (as described in Item 304(a)(1)(v) of Regulation S-K).

On July 8, 2021, the Audit Committee approved the engagement of BDO as the Company’s independent registered public accounting firm for the year ending December 31, 2021. The Company has not consulted with BDO regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on its financial statements; or (ii) any matter that was either the subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and related instructions, or a reportable event, as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

On April 27, 2021, Seneca Biopharma, Inc. (“Seneca”), and privately-held Leading BioSciences, Inc. (“LBS”), completed a merger and reorganization (the “Merger”), with LBS ultimately surviving as a wholly owned subsidiary of Seneca. In connection with the Merger, Seneca changed its name to “Palisade Bio, Inc.” Prior to the completion of the Merger, BDO served as the independent registered public accounting firm of LBS.

We have delivered a copy of the disclosure it made pursuant to Item 4.01 in our Current Report on Form 8-K filed with the SEC on July 9, 2021 and requested that DHG provide a letter addressed to the Securities and Exchange

Commission stating whether or not it agrees with the statements made in response to this Item and, if not, stating the respects in which it does not agree. DHG responded with a letter dated July 8, 2021, a copy of which is annexed as Exhibit 16.1 to the Company’s Current Report on Form 8-K filed with the SEC on July 9, 2021 stating that DHG agrees with the statements set forth above.

Principal Accountant Fees and Services

Services Rendered to the Company by BDO

The following table represents aggregate fees billed to the Company for the years ended December 31, 2021 and 2020. The fees prior to the dismissal of DHG on July 18, 2021 relate to fees for professional audit services rendered by BDO to LBS.

	Year Ended December 31,
	2021	2020
Audit Fees(1)	$626,167	$446,491
Audit-related Fees	—	—
Tax Fees	10,495	—
All Other Fees	—	—

Total Fees	$636,662	446,491

(1)

Audit fees consist of fees billed for professional services performed by BDO for the audit of our annual financial statements, reviews of our financial statements included in our quarterly reports on Form 10-Q and annual report on Form 10-K, services in connection with securities offerings, reviews of our registration statements on Forms S-3 and S-4, reviews of our current reports on Form 8-K, and related services that are normally provided in connection with statutory and regulatory filings or engagements.

Services Rendered to Seneca by DHG Prior to the Merger

The following table represents aggregate fees billed to Seneca for the fiscal year ended December 31, 2020 and through the date of their dismissal, July 8, 2021, by DHG, Seneca’s principal accountant over those respective periods.

	Year Ended December 31,
	2021(3)	2020(4)
Audit Fees(1)	$15,850	$120,700
Audit-related Fees	—	11,280
Tax Fees	500	12,400
All Other Fees(2)	10,941	15,500

Total Fees	$27,291	$159,880

(1)

Audit fees consist of fees billed for professional services performed by DHG for the audit of our annual financial statements, reviews of our financial statements included in our quarterly reports on Form 10-Q and annual report on Form 10-K, services in connection with securities offerings, reviews of our registration statements, and related services that are normally provided in connection with statutory and regulatory filings or engagements. All of the fees for the fiscal year ended December 30, 2020 relate to DHG, the Company’s principal accountant during that period. For the fiscal year ended December 31, 2021, $15,850 of the total fees relate to the DHG review of the Company’s quarterly period ended March 31, 2021 (prior to the Merger).

(2)

All other fees are those for services provided by DHG other than those listed in the categories above. For 2021, this includes fees associated with the Company’s other filings with the SEC during the period, primarily those related to the Merger. For 2020, this includes fees associated with the tax treatment related to a possible sale or licensing of NSI-566.

(3)	Represents fees billed from the period January 1, 2021 through the date of dismissal, July 8, 2021.

(4)	Represent fees billed for the fiscal year ended December 31, 2020.

All fees described above were pre-approved by the Audit Committee.

Pre-Approval Policies and Procedures

The Audit Committee has adopted a policy and procedures for the pre-approval of audit and non-audit services rendered by the Company’s independent registered public accounting firm, BDO. The policy generally pre-approves specified services in the defined categories of audit services, audit-related services and tax services up to specified amounts. Pre-approval may also be given as part of the Audit Committee’s approval of the scope of the engagement of the independent auditor or on an individual, explicit, case-by-case basis before the independent auditor is engaged to provide each service. The pre-approval of services may be delegated to one or more of the Audit Committee’s members, but the decision must be reported to the full Audit Committee at its next scheduled meeting.

The Audit Committee has determined that the rendering of services other than audit services by BDO is compatible with maintaining the principal accountant’s independence.

Required Vote

The affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on this Proposal Two will be required to ratify the appointment of BDO as our independent registered public accounting firm for the fiscal year ending December 31, 2022. Abstentions will have the same effect as votes “AGAINST” this proposal. Proposal Two is a matter on which brokers are expected to have discretionary voting authority, and we do not, therefore, expect any broker non-votes with respect to this proposal. Unless marked to the contrary, valid proxies received will be voted “FOR” ratification of the appointment of BDO.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF PROPOSAL 2.

PROPOSAL NO. 3

ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

Under the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Section 14A of the Exchange Act, our stockholders are entitled to vote to approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in this proxy statement in accordance with SEC rules. At the 2020 Annual Meeting of Stockholders, the stockholders indicated their preference that the Company solicit a non-binding advisory vote on the compensation of the named executive officers, commonly referred to as a “say-on-pay vote,” every year. The Board has adopted a policy that is consistent with that preference. In accordance with that policy, this year, the Company is again asking the stockholders to approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in this proxy statement in accordance with SEC rules.

This vote is not intended to address any specific item of compensation, but rather the overall compensation of the Company’s named executive officers and the philosophy, policies and practices described in this proxy statement. The compensation of the Company’s named executive officers subject to the vote is disclosed in the compensation tables, and the related narrative disclosure contained in this proxy statement. As discussed in those disclosures, the Company believes that its compensation policies and decisions are focused on pay-for-performance principles and strongly aligned with our stockholders’ interests; consistent with current market practices. Compensation of the Company’s named executive officers is designed to enable the Company to attract and retain talented and experienced executives to lead the Company successfully in a competitive environment.

Accordingly, the Board is asking the stockholders to indicate their support for the compensation of the Company’s named executive officers as described in this proxy statement by casting a non-binding advisory vote “FOR” the following resolution:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the compensation tables and narrative discussion is hereby APPROVED.”

Because the vote is advisory, it is not binding on the Board of Directors or the Company. Nevertheless, the views expressed by the stockholders, whether through this vote or otherwise, are important to management and the Board and, accordingly, the Board and the Compensation Committee intend to consider the results of this vote in making determinations in the future regarding executive compensation arrangements.

Advisory approval of this proposal requires the vote of the holders of a majority of the shares present in person or virtually or represented by proxy and entitled to vote on the matter at the annual meeting. Unless the Board decides to modify its policy regarding the frequency of soliciting say-on-pay votes, the next scheduled say-on-pay vote will be at the 2023 Annual Meeting of Stockholders.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE “FOR” THE SAY-ON-PAY PROPOSAL.

EXECUTIVE OFFICERS

The following table sets forth information concerning our executive officers as of the date of this proxy statement.

Name	Position	Age	Position Since
Executive Officers
Thomas M. Hallam	Chief Executive Officer, Director	47	2021
J.D. Finley	Chief Financial Officer	64	2021
Michael J. Dawson	Chief Medical Officer	53	2021

Executive Officers Who Are Not Directors

The following is biographical information for our executive officers other than Dr. Hallam, whose biographical information is included under Proposal 1:

JD Finley. Mr. has served as the Company’s Chief Financial Officer since April 2021. Previously, Mr. Finley served as LBS’s Chief Financial Officer since January 2017 and as a member of board of directors of LBS (the “LBS Board”) since December 2014. Prior to joining LBS, Mr. Finley was Chief Executive Officer of PointAcross, Inc., a marketing company, from January 2016 to January 2017. Mr. Finley previously co-founded Proteus Capital Partners, Inc., a firm specializing in providing financing for a variety of businesses, and was CFO at Phillips Capital, a broker/dealer firm specializing in private debt and equity capital raises. From March 2011 to June 2012 Mr. Finley was Executive Vice President and from June 2012 to April 2014 Mr. Finley was President of Goldmail. Mr. Finley received a B.A. in business administration from Boise State University and an M.S. in Taxation from the University of Denver.

Michael Dawson, M.D. Dr. Dawson has served as the Company’s Chief Medical Officer since April 2021. Previously, Dr. Dawson has served as LBS’s Chief Medical Officer since January 2017. Dr. Dawson has also served as Chief of Staff at Centinela Hospital Medical Center from 2018 through 2020. Dr. Dawson is a board-certified diagnostic radiologist with advanced qualification in vascular interventional radiology, having completed the vascular and interventional radiology fellowship and diagnostic radiology residency at the Keck School of Medicine at the University of Southern California. Dr. Dawson has been a practicing Interventional Radiologist since 2000. Dr. Dawson received an M.D. from the University of Southern California, and a B.A. in biochemistry and cell biology with distinguished honor in Molecular Biology from the University of California, San Diego.

BENEFICIAL OWNERSHIP OF SHARES OF COMMON STOCK

The following table sets forth certain information regarding the ownership of the Company’s common stock as of March 31, 2022 by: (i) each director and nominee for director; (ii) each of the executive officers named in the Summary Compensation Table; (iii) all executive officers and directors of the Company as a group; and (iv) all those known by the Company to be beneficial owners of more than five percent of its common stock

Beneficial ownership is determined according to the rules of the SEC. Beneficial ownership means that a person has or shares voting or investment power of a security and includes any securities that person or group has the right to acquire within 60 days after the measurement date. This table is based on information supplied by officers, directors and principal stockholders. Except as otherwise indicated, we believe that each of the beneficial owners of the common stock listed below, based on the information such beneficial owner has given to us, has sole investment and voting power with respect to such beneficial owner’s shares, except where community property laws may apply.

	Beneficial Ownership
Name and Address of Beneficial Owner (1)	Number of Shares	Percent of Class (2)
5% owners
Altium Capital Management, LP(3)	5,774,497	9.99%
Yuma Regional Medical Center(4)	2,247,452	12.04%
Directors and named executive officers(5)
James R. Neal(6)	40,571	*
Thomas Hallam, Ph.D.(7)	315,408	1.73%
Stephanie C. Diaz(8)	38,779	*
Donald Williams(9)	38,779	*
Mary Ann Gray, Ph.D.(10)	28,212	*
Cristina Csimma, Pharm.D., MHP(11)	26,408	*
Robert J. Trenschel, D.O.(12)	2,302,507	12.62%
Binxian Wei(13)	26,170	*
J.D. Finley(14)	674,281	3.69%
Michael Dawson, M.D.(15)	54,223	*
Kenneth Carter, Ph.D.(16)	—	*
Dane Saglio(16)	—	*
Matthew Kalnik, Ph.D.(16)	—	*
All directors and executive officers as a group (10 individuals)(17)	3,545,338	19.28%

*	Represents less than one percent.
(1)

Except as otherwise indicated in the footnotes to this table, this table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G, and Form 4s, filed with the SEC. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, we believe that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Shares of our common stock underlying options, warrants and convertible securities that are currently exercisable or exercisable within 60 days of March 31, 2022 are deemed to be outstanding for the purpose of computing the number of shares held and the percent of total ownership of the person holding those options, but are not treated as outstanding for the purpose of computing the percent of total ownership of any other person. Applicable percentages are based on 18,223,479 shares of common stock outstanding on March 31, 2022, adjusted as required by rules promulgated by the SEC. Unless otherwise indicated, the address of the beneficial owner is c/o Palisade Bio, Inc. 5800 Armada Drive, Suite 210, Carlsbad, CA 92008.

(2)

Pursuant to Rules 13d-3 and 13d-5 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), beneficial ownership includes any shares as to which a stockholder has sole or shared voting power or investment power, and also any shares which the stockholder has the right to acquire within 60 days, including upon exercise of common stock purchase options or warrants.

(3)

According to Schedule 13G filed on February 14, 2022, reporting beneficial ownership as of February 2, 2022, Altium Growth Fund, LP (the “Fund”), Altium Capital Management, LP (“Advisor”), the investment advisor of the Fund, and Altium Growth GP, LLC (“GP), the general partner of the Fund, share voting and dispositive power over the securities directly held by the Fund. Includes (a) 271,303 shares of common stock, (b) 3,350,000 shares of common stock that may be acquired pursuant to the exercise of outstanding warrants by the Fund, subject to certain beneficial ownership limitations, (c) 1,294,302 shares of common stock that may be acquired pursuant to the exercise of outstanding primary warrants by the Fund, subject to certain beneficial ownership limitations and (d) 858,892 shares of common stock that may be acquired pursuant to the exercise of outstanding exchange warrants by the Fund, subject to certain beneficial ownership limitations, in each case of (b)-(d) without regard to the beneficial ownership limitations. The Fund, Advisor, and GP cannot receive the shares described in (c) to the extent that these entities would collectively own more than 9.99% of the outstanding shares of common stock of the Company. The Fund, Advisor, and GP cannot receive the shares described in (b) and (d) to the extent that these entities would collectively own more than 4.99% of the outstanding shares of common stock of the Company. The percentage set forth in the table gives effect to these limitations and is as reported by the Fund, Advisor, and GP on a Schedule 13G filed by these entities on February 14, 2022. The foregoing information is based solely upon such Schedule 13G. Subsequent to the filing of Schedule 13G on February 14, 2022, the Fund has exercised all 1,294,302 shares of the outstanding primary warrants. The address for Altium Capital Management, LP is 152 West 57th Street, FL 20, New York, NY 10019.

(4)

According to Schedule 13D filed on August 30, 2021, Yuma Regional Medical Center is the direct beneficial owner of 2,247,452 shares of common stock, which consists of (a) 1,814,375 shares of common stock and (b) 433,077 shares of common stock that may be acquired within 60 days of September 14, 2021 pursuant to the exercise of outstanding warrants held by Yuma Regional Medical Center. The board of directors of Yuma Regional Medical Center, acting by a majority vote, has the authority to direct the vote and/or disposition of any and all shares of common stock and warrants held by Yuma Regional Medical Center. The address of Yuma Regional Medical Center is 2400 South Avenue A, Yuma, Arizona, 85364. The foregoing information is based solely upon a Schedule 13G filed by Yuma Regional Medical Center with the SEC on August 30, 2021.

(5)

In accordance with the Merger Agreement and effective as of the effective time of the Merger, the board of directors of Seneca (the “Seneca Board”) appointed Thomas Hallam, Ph.D., James R. Neal, Stephanie Diaz, Robert J. Trenschel, D.O. and Don Williams to the Board. Cristina Csimma, PharmD, M.H.P., Mary Ann Gray, Ph.D. and Binxian Wei, each an existing director of Seneca, remained on the Board. Mr. Neal was appointed as the chair of the Board. In accordance with the Merger Agreement and an action of the Seneca Board taken at a meeting duly called and held on April 26, 2021, the Board appointed Thomas Hallam, Ph.D. as the Company’s Chief Executive Officer (principal executive officer), J.D. Finley as the Company’s Chief Financial Officer (principal financial and accounting officer) and Michael Dawson, M.D. as the Company’s Chief Medical Officer, each effective as of the Closing and to serve at the discretion of the Board.

(6)	Includes 28,486 shares underlying stock options which are exercisable as of March 31, 2022 and 12,085 shares underlying stock options that will vest within 60 days of March 31, 2022.
(7)	Includes 17,592 shares, 261,418 shares underlying stock options which are exercisable as of March 31, 2022 and 36,398 shares underlying stock options that will vest within 60 days of March 31, 2022.
(8)	Includes 26,694 shares underlying stock options which are exercisable as of March 31, 2022 and 12,085 shares underlying stock options that will vest within 60 days of March 31, 2022.

(9)	Includes 26,694 shares underlying stock options which are exercisable as of March 31, 2022 and 12,085 shares underlying stock options that will vest within 60 days of March 31, 2022.
(10)	Includes 4,042 shares, 12,085 shares underlying stock options which are exercisable as of March 31, 2022 and 12,085 shares underlying stock options that will vest within 60 days of March 31, 2022.
(11)	Includes 2,238 shares, 12,085 shares underlying stock options which are exercisable as of March 31, 2022 and 12,085 shares underlying stock options that will vest within 60 days of March 31, 2022.
(12)

Includes (a) 14,999 shares, 12,085 shares underlying stock options which are exercisable as of March 31, 2022 and 27,971 shares underlying stock options that will vest within 60 days of March 31, 2022 and (b) the shares described in footnote (16) below. Dr. Trenschel is the President, Chief Executive Officer and member of the board of directors of Yuma Regional Medical Center and shares voting and investment power over the shares held by Yuma Regional Medical Center.

(13)	Includes 2,000 shares, 12,085 shares underlying stock options which are exercisable as of March 31, 2022 and 12,085 shares underlying stock options that will vest within 60 days of March 31, 2022.
(14)

Consists of (a)(i) 2,312 shares of common stock held by Pensco Trust Co, Custodian FBO J.D. Finley IRA and (ii) 195 shares of common stock that may be acquired pursuant to the exercise of outstanding warrants held by Pensco Trust Co, Custodian FBO J.D. Finley IRA, (b)(i) 26,322 shares of common stock held by FCW Investments LLC and (ii) 1,682 shares of common stock that may be acquired pursuant to the exercise of outstanding warrants held by FCW Investments LLC, (c) 416,652 shares of common stock held by LBS Investors LP and (d)(i) 21,896 shares of the common stock, (ii) 339 shares of common stock that may be acquired pursuant to the exercise of outstanding warrants held by Mr. Finley (iii) 173,877 shares underlying stock options which are exercisable as of March 31, 2022, and (iv) 31,006 shares of common stock that may be acquired within 60 days of March 31, 2022 pursuant to the exercise of outstanding options held by Mr. Finley. The address for Pensco Trust Co, Custodian FBO J.D. Finley IRA is PO Box 173859, Denver, CO 80217. The address for FCW Investments LLC is 19 Cherrymoor Dr, Englewood, CO 80113. The address for LBS Investors LP is 1610 Wynkoop Street, Suite 500, Denver, CO 80202. Mr. Finley has sole investment and voting power over the shares held by Pensco Trust Co and FCW Investments LLC. Mr. Finley serves as the co-general partner of LBS Investors LP and shares investment and voting power over the shares held by LBS Investors LP.

(15)	Includes 10,000 shares, 38,016 shares underlying stock options which are exercisable as of March 31, 2022 and 6,207 shares underlying stock options that will vest within 60 days of March 31, 2022.
(16)

Based on information available to the Company as of the Closing. In connection with the Merger, the options held by Dr. Carter, Dr. Kalnik and Mr. Saglio were cancelled immediately prior to the Closing in exchange for cash consideration.

(17)	Includes the shares described in footnotes (6)-(15) above.

DELINQUENT SECTION 16(A) REPORTS

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

To the Company’s knowledge, based solely on a review of the copies of such reports filed on the SEC’s EDGAR system and written representations that no other reports were required, during the fiscal year ended December 31, 2021, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with; except that (i) two reports, covering an aggregate of two transactions, were filed late by Cristina Csimma; (ii) one report, covering one transaction, was filed late by Michael Dawson; (iii) one report, covering one transaction, was filed late by Stephanie Diaz; (iv) one report, covering one transaction, was filed late by JD Finley; (v) two reports, covering an aggregate of two transactions, were filed late by Mary Ann Gray; (vi) one report, covering one transaction, was filed late by Thomas Hallam; (vii) one report, covering one transaction, was filed late by James Neal; (viii) one report, covering one transaction, was filed late by David Mazzo; (ix) two reports, covering an aggregate of four transactions, were filed late by Robert Trenschel; (x) two reports, covering an aggregate of two transactions, were filed late by Binxian Wei; and (xi) one report, covering one transaction, was filed late by Donald Williams. Drs. Csimma, Mazzo, Gray and Mr. Wei were each granted restricted stock units on April 1, 2021 by Seneca, which corresponding Form 4s were subsequently delinquently filed on April 26, 2021, as described above, due to an administrative error. Additionally, stock options were granted to Dr. Csimma, Dr. Dawson, Ms. Diaz, Mr. Finley, Dr. Gray, Dr. Hallam, Mr. Neal, Dr. Trenschel, Mr. Wei and Mr. Williams on November 18, 2021, which corresponding Form 4s were subsequently delinquently filed on February 10, 2022, as described above, due to an administrative error.

EXECUTIVE COMPENSATION

Our named executive officers for the year ended December 31, 2021, consisting of our current principal executive officer, the principal executive officer of Seneca prior to the Closing, the next two most highly compensated executive officers as of December 31, 2021, and two additional individuals for whom disclosure would have been required to be provided under applicable SEC rules but for the fact that the individuals were not serving as an executive officer of at December 31, 2021, were:

•	Thomas Hallam, Ph.D., our Chief Executive Officer;

•	J.D. Finley, our Chief Financial Officer;

•	Michael Dawson, M.D., our Chief Medical Officer;

•	Kenneth Carter, the Executive Chairman (principal executive officer) of Seneca prior to the closing of the Merger;

•	Dane Saglio, the Chief Financial Officer of Seneca prior to the Closing; and

•	Matthew Kalnik, the President and Chief Operating Officer of Seneca prior to the Closing.

The following table presents all of the compensation awarded to or earned by or paid to our named executive officers during the fiscal years ended December 31, 2021 and 2020.

Summary Compensation Table

Name and Principal Position	Year	Salary(1) ($)	Bonus(2) ($)	Option Awards ($)		Non-Equity Incentive Plan Compensation(8) ($)	All Other Compensation(9) (10) ($)	Total ($)
Thomas Hallam, Ph.D.	2021	453,617	30,000	750,474	(3)(4)	159,000	1,776	1,394,867
Chief Executive Officer	2020	377,000	16,563	226,100	(3)	146,111	3,261	769,035
J.D. Finley	2021	365,389	50,000	593,316	(3)(4)	104,000	—	1,112,705
Chief Financial Officer	2020	292,500	13,531	146,250	(3)	78,781	660	531,722
Michael Dawson	2021	111,747	—	96,049	(3)(4)	27,800	—	235,596
Chief Medical Officer	2020	110,452	5,985	51,500	(3)	15,353	—	183,290
Kenneth Carter(11)	2021	133,942	—	—		—	1,326,530	1,460,472
Executive Chairman	2020	492,500	—	409,864	(5)	—	—	902,364
Dane Saglio(12)	2021	81,250	—	—		—	915,820	997,070
Chief Financial Officer of Seneca	2020	281,250	—	85,061	(6)	—	154,505	520,816
Matthew Kalnik(13)	2021	105,878	—	—		—	1,225,755	1,331,633
President and Chief Operating Officer of Seneca	2020	311,250	—	340,242	(7)	—	171,140	822,632

(1)

In 2021, Dr. Hallam, Mr. Finley, and Dr. Dawson were paid $164,937, $127,969 and $52,515, respectively, for the amount of salary each of them volunteered to forego during 2020. These amounts have been included in their 2020 salary totals to more accurately reflect executive salaries for 2020 and 2021.

(2)

Amounts reported represent bonuses earned in 2020 and paid in 2021 related to the voluntary deferral of salary in 2020 and bonuses earned in 2021 and paid in 2021 related to the Closing. These bonuses were paid at the discretion of our Board.

(3)

In accordance with SEC rules, reflects the aggregate grant date fair value of stock options granted to our named executive officers during fiscal years ended December 31, 2020 and December 31, 2021 under the 2013 Plan and the 2021 EIP, as determined in accordance with the provisions of FASB ASC Topic 718. The valuation assumptions used in calculating their fair value of the stock options are included in Note 9 to our audited consolidated financial statements included in the Company’s Annual Report on Form 10-K filed with the SEC on March 17, 2022. These amounts do not reflect the actual economic value that may be realized by the named executive officer upon the vesting of the stock options, the exercise of the stock options, or the sale of the common stock underlying such stock options.

(4)

Amounts include the incremental fair value of the repricing of: options with respect to 236,324 shares underlying vested options granted to Dr. Hallam, 157,246 shares underlying vested options granted to Mr. Finley, and 34,115 shares underlying vested options granted to Dr. Dawson, computed in each case as of the repricing or modification date in accordance with FASB ASC Topic 718.

(5)

Represents a stock option conditionally granted on April 1, 2020 that was approved by Seneca’s shareholders on September 4, 2020. The option grant was initially to purchase up to 471,000 shares of Common Stock at an exercise price of $0.6199. The option contained anti-dilution protection to maintain percentage ownership and as of December 31, 2020, pursuant to certain issuances, the option was increased to an aggregate of 864,785 shares. The option (including any true-up issuances) vested (i) one quarter (1/4) on the original issuance date and (ii) three quarters (3/4) on a monthly basis over the thirty-six (36) month period following the original issuance date. Immediately prior to the Closing, the option grant was cancelled in exchange for $188,789, which is included in the All Other Compensation column total for 2021.

(6)

Represents an inducement stock option granted on April 1, 2020. The option grant was initially to purchase up to 70,710 shares of Common Stock at an exercise price of $0.6199. The option contained anti-dilution protection to maintain percentage ownership and as of December 31, 2020, pursuant to certain issuances, the option was increased to an aggregate of 129,745 shares. The option (including any true-up issuances) vested (i) one quarter (1/4) on the original issuance date and (ii) three quarters (3/4) on a monthly basis over the thirty-six (36) month period following the original issuance date. Immediately prior to the Closing, the option grant was cancelled in exchange for $362,392, which is included in the All Other Compensation column total for 2021.

(7)

Represents an inducement stock option granted on April 1, 2020. The option grant was initially to purchase up to 282,840 shares of Common Stock at an exercise price of $0.6199. The option contained anti-dilution protection to maintain percentage ownership and as of December 31, 2020, pursuant to certain issuances, the option was increased to an aggregate of 518,979 shares. The option (including any true-up issuances) vested (i) one quarter (1/4) on the original issuance date and (ii) three quarters (3/4) on a monthly basis over the thirty-six (36) month period following the original issuance date. Immediately prior to the Closing, the option grant was cancelled in exchange for $476,663, which is included in the All Other Compensation column total for 2021.

(8)	Amounts reflect non-equity incentive plan cash bonuses paid related to the achievement of certain performance goals.
(9)

2021 amount includes stock buy-back and severance payments paid to Messrs. Carter, Saglio and Kalnik pursuant to separation agreements entered into on March 17, 2021, prior to the closing of the Merger, and consulting fees in the amount of $43,500 paid to Mr. Kalnik post-resignation from Seneca. The stock buy-back and severance payments to Mr. Carter were $188,787 and $1,094,243, respectively. The stock buy-back and severance payments to Mr. Saglio were $362,391 and $553,429, respectively. The stock buy-back and severance payments to Mr. Kalnik were $475,662 and $750,093, respectively.

(10)

2020 amounts for Mr. Saglio represents cash compensation for professional consulting services prior to Mr. Saglio being appointed as Chief Financial Officer effective April 1, 2020 along for reimbursement of certain expenses. 2020 amounts from Mr. Kalnik represents cash compensation for professional consulting services prior to Dr. Kalnik being appointed as Chief Operating Officer and President effective April 1, 2020 along with reimbursements for certain expenses.

(11)

Served as Executive Chairman of Seneca. Mr. Carter resigned from the board and any respective committee of the board on which he was a member and as an employee of Seneca effective as of the effective time of the Merger.

(12)	Served as Chief Financial Officer of Seneca. Mr. Saglio resigned as an employee of Seneca effective as of the effective time of the Merger.
(13)	Served as President and Chief Operating Officer of Seneca. Mr. Kalnick resigned as an employee of Seneca effective as of the effective time of the Merger.

Compensation Program Overview

Our compensation program for executive officers is designed to encourage our management team to continually achieve our short-term and long-term corporate objectives while effectively managing business risks and challenges. We provide what we believe is a competitive total compensation package to our management team through a combination of base salary, an annual performance-based bonus and long-term equity-based incentives.

The compensation of our named executive officers other than our chief executive officer is generally determined and approved by the Compensation Committee of our Board, and the compensation of our chief executive officer is approved by our Board based upon the recommendations of the Compensation Committee.

Annual Base Salary

The compensation of our named executive officers is generally determined and approved by our Board, based on the recommendation of the compensation committee of our Board. The 2021 base salaries that became effective as of January 1, 2021 were as follows:

NAME	2021 BASE SALARY ($)
Thomas Hallam, Ph.D.	$490,000	(1)
J.D. Finley	$400,000	(2)
Michael Dawson, M.D.	$115,900	(3)

(1)	Represents annual base salary rate effective as of April 27, 2021, the closing date of the Merger. Prior to such date, Dr. Hallam’s annual base salary rate was $377,000.
(2)	Represents annual base salary rate effective as of April 27, 2021, the closing date of the Merger. Prior to such date, Mr. Finley’s annual base salary rate was $292,500.
(3)	Represents annual base salary rate effective as of April 27, 2021, the closing date of the Merger. Prior to such date, Dr. Dawson’s annual base salary rate was $103,000

Bonus Opportunity

Named executive officers are eligible to be considered for an annual cash incentive of up of a percentage of their base salary, based on achievement of individual and/or corporate performance targets, metrics and/or objectives to be determined and approved by the Board or the Compensation Committee, including pursuant to an annual incentive plan or similar plan approved by the Board, if any. Any such bonus would be paid after the close of the fiscal year and after determination by the Board or the Compensation Committee thereof of (i) the level of achievement of the applicable individual and corporate performance targets, metrics and/or objectives and (ii) the amount of the annual incentive compensation earned by the named executive officer, if any. No annual incentive compensation is guaranteed and, in addition to the other conditions for earning such compensation, each officer must remain an employee in good standing of the Company on the annual incentive compensation payment date in order to be eligible for any annual incentive compensation. The Board (or the Compensation Committee thereof) may review Executive’s annual performance bonus amount for adjustment from time to time. The 2021 annual cash performance bonus targets were 50% of base salary for Dr. Hallam and 40% of base salary for Mr. Finley and Dr. Dawson.

In 2021, the annual cash incentive paid to Dr. Hallam, Mr. Finley and Dr. Dawson were calculated based on achievement of 60% - 65% of the corporate performance targets for the year multiplied by their respective bonus target percentages. The corporate performance targets related to the closing of the Merger and the achievement of certain financing objectives during 2021.

Option Repricing

The Company determined that the outstanding stock options under the LBS 2013 Amended and Restated Employee, Director, and Consultant Equity Incentive Plan, (as amended and restated, the “2013 Plan”) had an exercise price per share that was significantly higher than the current fair market value of the Company’s common stock (the “Underwater Options”). In November 2021, the Compensation Committee resolved that it was in the best interests of the Company and its stockholders to amend the Underwater Options for five key employees, including Dr. Hallam, Mr. Finley, and Dr. Dawson, to reduce the exercise price per share to the closing per share price of the Company’s common stock on November 18, 2021 (the “Repricing”). In accordance with the 2013 Plan requirements, the holders of the Underwater Options identified under the Repricing consented to the modification of their affected awards. All the other terms of the Underwater Options other than the exercise price remained the same, including the number of shares granted, vesting schedule and expiration date.

Equity Compensation Plans

As of the date hereof, we currently have the following equity compensation plans: (i) the Company’s 2021 Equity Incentive Plan, as amended (the “2021 EIP”), (ii) the Company’s 2021 Employee Stock Purchase Plan (the “ESPP”), (ii) 2013 Plan, which was assumed by the Company in connection with the Merger, (iii) the Company 2021 Inducement Plan (the “Palisade 2021 Inducement Plan”), (iv) Seneca’s 2019 Equity Incentive Plan (the “Seneca 2019 Plan”), (v) Seneca’s 2020 Equity Incentive Plan (the “Seneca 2020 Plan”) and (vi) Seneca’s Inducement Award Stock Option Plan (the “Seneca Inducement Plan”). Following the approval of the Company’s 2021 Equity Incentive Plan, no future awards will be granted under the 2013 Plan. Following the closing of the Merger, there are no securities to be issued upon the exercise of outstanding options and rights nor will any future securities be granted under the Seneca 2019 Plan, the Seneca 2020 Plan, or the Seneca Inducement Plan. There are no securities outstanding under the ESPP plan.

FOR ADDITIONAL INFORMATION, PLEASE SEE BELOW UNDER “OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END.”

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information with respect to our equity compensation plans which have outstanding securities as of December 31, 2021. For the description of these plans, please see below under “Equity Benefit Plans.”

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options and Rights (a)	Weighted- Average Exercise Price for Outstanding Options and Rights (b)	Number of Securities Remaining Available for Future Issuance under Equity compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity compensation plans approved by security holders
2021 EIP(1)	1,010,136	$2.32	492,447
2013 Plan (2)	796,719	$14.60	—
ESPP (3)	—	—	115,583
Equity compensation plans not approved by security holders
Palisade 2021 Inducement Plan	150,000	$2.32	600,000
Total	1,956,855	$7.32	1,208,030

(1)

On January 1 of each calendar year, the number of shares of common stock authorized under the 2021 EIP increases by an amount equal to the lesser of (1) 4% of the total number of shares of common stock outstanding on December 31 of the preceding year, or (2) a lesser number of shares of common stock determined by the Board prior to the date of the increase. On January 1, 2022, the number of shares authorized under the 2021 EIP increased by 569,567 shares of common stock.

(2)	Following the Closing, although certain outstanding awards under the plan are outstanding, no additional grants will be made pursuant to such plan.
(3)

On January 1 of each calendar year, the number of shares of common stock authorized under the ESPP increases by the lesser of (1) 1% of the total number of shares of common stock outstanding on December 31 of the preceding year, (2) 346,750 shares of common stock, or (3) such lesser number of shares of common stock as the Board may designate prior to the date of increase. On January 1, 2022, the number of shares authorized under the 2021 EIP increased by 142,391 shares of common stock.

Agreements with Our Named Executive Officers

In accordance with the Merger Agreement and an action of the Board taken at a meeting duly called and held on April 26, 2021, the Board appointed Thomas Hallam, Ph.D. as the Company’s Chief Executive Officer (principal executive officer), J.D. Finley as the Company’s Chief Financial Officer (principal financial and accounting officer) and Michael Dawson, M.D. as the Company’s Chief Medical Officer, each effective as of the Closing and to serve at the discretion of the Board.

LBS entered into employment agreements with each of Dr. Hallam and Dr. Dawson in December 2020 and Mr. Finley in January 2021 providing for the employment of Dr. Hallam, Mr. Finley and Dr. Dawson as executive officers (the “Employment Agreements”). The Employment Agreements contain the following terms:

•	an annual base salary of $490,000 for Dr. Hallam, $400,000 for Mr. Finley and $115,900 for Dr. Dawson, in each case, to be effective as of the closing of the Merger;

•	an annual target cash bonus of 50% for Dr. Hallam, 40% for Mr. Finley and 40% for Dr. Dawson, in each case, to be effective as of the closing of the Merger;

•

a payment of $285,000 for Dr. Hallam, consisting of (i) $73,500 for the 2019 performance bonus, which had been voluntarily deferred (ii) $164,937 for the amount of 2020 salary that had been voluntarily deferred, (iii) a bonus equal to 10% of the 2020 salary that had been voluntarily deferred and (iv) a discretionary bonus of $30,000 awarded for the successful close of the Merger;

•

a payment of $231,000 for Mr. Finley, consisting of (i) $39,500 for the 2019 performance bonus, which had been voluntarily deferred (ii) $127,969 for the amount of 2020 salary that had been voluntarily deferred, (iii) a bonus equal to 10% of the 2020 salary that had been voluntarily deferred and (iv) a discretionary bonus of $50,000 awarded for the successful close of the Merger; and

•

a payment of $66,000 for Dr. Dawson,, consisting of (i) $7,500 for the 2019 performance bonus, which had been voluntarily deferred (ii) $52,515 for the amount of 2020 salary that had been voluntarily deferred, and (iii) a bonus equal to 10% of the 2020 salary that had been voluntarily deferred.

The Employment Agreements also provide that if the Company terminates the executive’s employment without “cause” or if the executive resigns his employment for “good reason,” each as defined in the Employment Agreements, the executive will be entitled to receive salary continuation and COBRA premium reimbursement (for 12 months each in the case of Dr. Hallam and Mr. Finley, and nine months in the case of Dr. Dawson), up to three months of outplacement assistance, and equity vesting (12 months in the case of Dr. Hallam, nine months in the case of Mr. Finley and Dr. Dawson). In the case of a termination without cause or resignation for good reason that occurs during the period beginning three months before a “change in control” (as defined in the agreement) and ending 12 months thereafter, (a) these severance-related periods will remain 12 months in the case of Mr. Finley and will be increased to 18 months in the case of Dr. Hallam and 12 months in the case of Dr. Dawson, (b) the equity award acceleration will apply in full to all of the executive’s outstanding time-based awards and (c) the executive will receive an additional payment equal to his target bonus.

Potential Payments to Named Executive Officers of Palisade Upon Termination or Change of Control

Regardless of the manner in which a Palisade named executive officer’s service terminates, that named executive officer is entitled to receive amounts earned during his term of service, including unpaid salary and unused vacation, as applicable. In addition, each named executive officer is entitled to receive certain benefits upon the Company’s termination of his employment without cause or his resignation for good reason as described under the section entitled “Agreements with Our Named Executive Officers.”

Each of Dr. Hallam, Mr. Finley, and Dr. Dawson holds stock options under the 2013 Plan and the 2021 EIP that were granted subject to the general terms of the 2013 Plan or 2021 EIP, as applicable, and the relevant form of stock option agreement. The specific vesting terms of each of such executive officer’s options are described below under “Outstanding Equity Awards at Fiscal Year-End.”

Perquisites, Health, Welfare and Retirement Benefits

All of our current named executive officers are eligible to participate in our employee benefit plans, including our medical, dental, vision, life, disability and accidental death and dismemberment insurance plans, in each case on the same basis as all of our other employees. We pay the premiums for the life, disability, accidental death and dismemberment insurance for all of our employees, including our named executive officers. Current named executive officers are eligible to participate in our defined contribution 401(k) plan, on the same basis as all of our other employees, under which they may make voluntary contributions as a percentage of compensation. No matching contributions have been made since the adoption of the 401(k) plan.

Outstanding Equity Awards at Fiscal Year-End

The following table presents information regarding outstanding equity awards held by our named executive officers as of December 31, 2021.

	Option Awards(1)(8)
Name	Grant Date		Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable (4)	Option Exercise Price Per Share (2)	Option Expiration Date
Thomas Hallam(5)	11/18/2021		—	267,868	$2.32	11/18/2031
	4/27/2021		27,190	—	$2.32	4/27/2031
	3/18/2020	(3)	7,172	5,122	$2.32	2/19/2030
	3/22/2019	(3)	22,730	—	$2.32	3/22/2029
	3/22/2019	(3)	8,754	—	$2.32	3/22/2029
	3/22/2019	(3)	15,002	—	$2.32	3/22/2029
	3/22/2019	(3)	20,392	—	$2.32	3/22/2029
	11/10/2017	(3)	2,719	—	$2.32	11/10/2027
	11/10/2017	(3)	95,572	—	$2.32	11/10/2027
	6/12/2015	(3)	6,797	—	$2.32	2/2/2025
	6/12/2015	(3)	477	—	$2.32	2/2/2024
	5/16/2014	(3)	4,078	—	$2.32	10/10/2022
	5/16/2014	(3)	27,189	—	$2.32	10/1/2023

J. D. Finley(6)	11/18/2021		—	178,091	$2.32	11/18/2031
	4/27/2021		32,628	—	$2.32	4/27/2031
	2/19/2020	(3)	4,638	3,314	$2.32	2/19/2030
	3/22/2019	(3)	14,708	—	$2.32	3/22/2029
	3/22/2019	(3)	19,033	—	$2.32	3/22/2029
	3/22/2019	(3)	9,702	—	$2.32	3/22/2029
	3/22/2019	(3)	5,662	—	$2.32	3/22/2029
	11/10/2017	(3)	52,068	—	$2.32	11/10/2027
	12/9/2016	(3)	9,516	—	$2.32	12/13/2024
	6/12/2015	(3)	10,418	—	$2.32	6/12/2025
Michael Dawson(7)	11/18/2021		—	39,294	$2.32	11/18/31
	2/19/2020	(3)	1,633	1,167	$2.32	2/19/2030
	3/22/2019	(3)	5,084	—	$2.32	3/22/2029
	3/22/2019	(3)	1,962	—	$2.32	3/22/2029
	3/22/2019	(3)	20,391	—	$2.32	3/22/2029
	7/24/2018	(3)	5,438	—	$2.32	7/24/2028

(1)	Option awards were granted under the 2013 Plan, which was assumed by the Company in the Merger, and the 2021 EIP.
(2)

All of the option awards were granted with a per share exercise price equal to the closing price of Palisade’s common stock on the grant date or, if the option was granted prior to the closing of the Merger, the fair market value of one share of LBS common stock on the date of grant, as determined in good faith by the board of directors.

(3)	Granted under the 2013 Plan. Such options were repriced, as discussed in the section entitled “Executive Compensation—Option Repricing.”
(4)	Options vest in equal proportions each quarter over three years, generally from the date of grant.
(5)

Mr. Hallam was granted an option to purchase 156,600 shares of common stock on February 17, 2022 under the 2021 EIP. The per share exercise price was $0.95, the fair market value of one share of the Company’s common stock on the date of grant.

(6)

Mr. Finley was granted an option to purchase 64,800 shares of common stock on February 17, 2022 under the 2021 EIP. The per share exercise price was $0.95, the fair market value of one share of the Company’s common stock on the date of grant.

(7)

Mr. Dawson was granted an option to purchase 32,400 shares of common stock on February 17, 2022 under the 2021 EIP. The per share exercise price was $0.95, the fair market value of one share of the Company’s common stock on the date of grant.

(8)	Immediately prior to the Closing, options held by each of Kenneth Carter, Dane Saglio, and Matthew Kalnik were purchased by Seneca.

Equity Benefit Plans

The principal features of our equity plans are summarized below.

2021 Equity Incentive Plan

Our board and stockholders approved the 2021 EIP, which became effective in April 2021. The number of shares of common stock reserved for issuance under the 2021 EIP will automatically increase on January 1 of each calendar year, starting on January 1, 2022 through January 1, 3031, in an amount equal to the lesser of (1) 4% of the total number of shares of Common Stock outstanding on December 31 of the preceding year, or (2) a lesser number of shares of Common Stock determined by the Board prior to the date of the increase. As of December 31, 2021, 1,502,583 shares of common stock were authorized for future grants under the 2021 Plan and there were 1,010,136 outstanding stock options.

Our 2021 Plan provides for the grant of incentive stock options (“ISOs”), within the meaning of Section 422 of the Code to employees, including employees of any parent or subsidiary, and for the grant of nonstatutory stock options (“NSOs”), stock appreciation rights, restricted stock awards, restricted stock unit awards, performance awards and other forms of awards to employees, directors and consultants, including employees and consultants of our affiliates. Our compensation committee has the authority, concurrent with our Board, to administer our 2021 EIP. The Board may also delegate to one or more of our officers certain authority under the terms of the 2021 Plan.

Stock options under the 2021 EIP are generally granted with an exercise price equal to the fair market value of our common stock on the date of grant. Options granted under the 2021 EIP vest at the rate specified in the stock option agreement as determined by the plan administrator. Options may have a term up to a maximum of 10 years. Unless the terms of an optionee’s stock option agreement provides otherwise, if an optionee’s service relationship with us, or any of our affiliates, ceases for any reason other than disability, death or cause, the optionee may generally exercise any vested options for a period of three months following the cessation of service. If an optionee’s service relationship with us, or any of our affiliates, ceases due to disability or death, or an optionee dies within a certain period following cessation of service, the optionee or a beneficiary may generally exercise any vested options for a period of 12 months in the event of disability and 18 months in the event of death. In the event of a termination for cause, options generally terminate immediately upon the termination of the individual. In no event may an option be exercised beyond the expiration of its term.

Our 2018 Plan provides that in the event of certain specified significant corporate transactions (or a change in control, as defined below), unless otherwise provided in an award agreement or other written agreement between us and the award holder, the administrator may take one or more of the following actions with respect to such stock awards:

•	arrange for the assumption, continuation, or substitution of a stock award by a successor corporation;

•	arrange for the assignment of any reacquisition or repurchase rights held by us to a successor corporation;

•	accelerate the vesting, in whole or in part, of the stock award and provide for its termination if not exercised (if applicable) at or before the effective time of the transaction;

•	arrange for the lapse, in whole or in part, of any reacquisition or repurchase rights held by us;

•

cancel or arrange for the cancellation of the stock award, without the approval of stockholders but with the consent of any materially adversely affected participant, in exchange for other awards, cash, or other consideration, if any, as determined by the board; or

•

make a payment, in the form determined by our Board, equal to the excess, if any, of (i) the per share amount payable to holders of common stock in connection with the corporate transaction, over (ii) any per share exercise price payable by such holder, if applicable.

Under the 2021 EIP, a corporate transaction is generally the consummation of: (1) a sale of all or substantially all of our assets, (2) the sale or disposition of more than 50% of our outstanding securities, (3) a merger or consolidation where we do not survive the transaction, or (4) a merger or consolidation where we do survive the transaction but the shares of our common stock outstanding immediately before such transaction are converted or exchanged into other property by virtue of the transaction.

If the surviving or acquiring corporation (or its parent company) does not assume, continue or substitute for such stock awards, then (i) with respect to any such stock awards that are held by participants whose continuous service has not terminated prior to the effective time of the corporate transaction, or current participants, the vesting (and exercisability, if applicable) of such stock awards will be accelerated in full (or, in the case of performance awards with multiple vesting levels depending on the level of performance, vesting will accelerate at 100% of the target level) to a date prior to the effective time of the corporate transaction (contingent upon the effectiveness of the corporate transaction), and such stock awards will terminate if not exercised (if applicable) at or prior to the effective time of the corporate transaction, and any reacquisition or repurchase rights held by us with respect to such stock awards will lapse (contingent upon the effectiveness of the corporate transaction), and (ii) any such stock awards that are held by persons other than current participants will terminate if not exercised (if applicable) prior to the effective time of the corporate transaction, except that any reacquisition or repurchase rights held by us with respect to such stock awards will not terminate and may continue to be exercised notwithstanding the corporate transaction. In the event a stock award will terminate if not exercised prior to the effective time of a corporate transaction, our Board may provide, in its sole discretion, that the holder of such stock award may not exercise such stock award but instead will receive a payment equal in value to the excess (if any) of (i) the per share amount payable to holders of Common Stock in connection with the corporate transaction, over (ii) any per share exercise price payable by such holder, if applicable.

2021 Employee Stock Purchase Plan

Additional long-term equity incentives are provided through the 2021 Employee Stock Purchase Plan, or the ESPP, which became effective in connection with the Merger. The ESPP is intended to qualify as an “employee stock purchase plan” within the meaning of Section 423 of the Code. Our compensation committee has the authority, concurrent with our Board, to administer the ESPP. Under the ESPP, generally all of our regular employees (including our Named Executive Officers during their employment with us) may participate and may contribute, normally through payroll deductions, up to 15% of their earnings for the purchase of our common stock. The number of shares of common stock reserved for issuance under the ESPP will automatically increase on January 1 of each calendar year, starting on January 1, 2022 through January 1, 3031, in an amount equal to the lesser of (1) 1% of the total number of shares of Common Stock outstanding on December 31 of the preceding year, (2) 346,750 shares of Common Stock, or (3) such lesser number of shares of Common Stock as the Board may designate prior to the date of increase. As of December 31, 2021, 115,583 shares of common stock were authorized for future grants under the ESPP and there were no outstanding common stock shares issued.

The ESPP is implemented through a series of offerings of purchase rights to eligible employees. Under the ESPP, we may specify offerings with a duration of not more than 27 months, and may specify shorter purchase periods within each offering. Each offering will have one or more purchase dates on which our common stock will be purchased for employees participating in the offering. Unless otherwise determined by our compensation committee, shares are purchased for accounts of employees participating in the ESPP at a price per share equal to the lower of (a) 85% of the fair market value of our common stock on the first date of an offering or (b) 85% of the fair market value of our common stock on the date of purchase.

2021 Inducement Plan

The Board adopted the Palisade 2021 Inducement Plan in November 2021. Our Palisade 2021 Inducement Plan was adopted without stockholder approval pursuant to Rule 5635(c) of the Nasdaq Listing Rules. Our Palisade 2021 Inducement Plan provides for the grant of nonstatutory stock options, stock appreciation rights, restricted stock awards, restricted stock unit awards, performance stock awards, performance cash awards and other forms of stock awards.

Stock awards granted under our Palisade 2021 Inducement Plan may only be made to individuals who did not previously serve as employees or non-employee directors of the Company or an affiliate of the Company (or following such individuals’ bona fide period of non-employment with the Company or an affiliate of the Company), as an inducement material to the individuals’ entering into employment with the Company or an affiliate of the Company or in a manner otherwise permitted by Rule 5635(c) of the Nasdaq Listing Rules. In addition, stock awards must be approved by either a majority of the Company’s “independent directors” (as such term is defined in Rule 5605(a)(2) of the Nasdaq Listing Rules) or the Compensation Committee, provided such committee comprises solely independent directors. The terms of our Palisade 2021 Inducement Plan are otherwise substantially similar to our 2018 Plan (including with respect to the treatment of stock awards upon corporate transactions involving us or certain changes in our capitalization), except stock awards granted under our Palisade 2021 Inducement Plan may not be repriced without stockholder approval.

The maximum number of shares of our common stock that may be issued under our Palisade 2021 Inducement Plan is 750,000 shares. Shares subject to stock awards granted under our Palisade 2021 Inducement Plan that expire or terminate without being exercised in full, or that are paid out in cash rather than in shares, do not reduce the number of shares available for issuance under our Palisade 2021 Inducement Plan. Additionally, shares become available for future grant under our Palisade 2021 Inducement Plan if they were issued under stock awards granted under our Palisade 2021 Inducement Plan and we repurchase or reacquire them or they are forfeited. This includes shares used to pay the exercise price of a stock award or to satisfy the tax withholding obligations related to a stock award.

Seneca Equity Compensation Plans

Seneca 2019 Plan

The Seneca 2019 Plan was approved by Seneca’s stockholders in June 2019 and is administered by the Board or its Compensation Committee. The Seneca 2019 Plan provides for the grant of incentive stock options, nonstatutory stock options, restricted stock, performance units, performance shares, restricted stock units, and other stock-based awards to our employees, directors, and consultants. The purpose of the Seneca 2019 Plan is to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to our employees, directors and consultants, and to promote the success of Seneca’s business. Under the terms of the Seneca 2019 Plan, Seneca initially reserved 200,000 shares of Seneca Common Stock, subject to an automatic increase on the first day of each calendar year by 4% of the total shares of Seneca Common Stock issued and outstanding on such date. The Seneca 2019 Plan further authorized the administrator to amend the exercise price and terms of certain awards thereunder. Following the Merger, all outstanding awards under the Seneca 2019 Plan were cancelled and no further awards will be granted under the Seneca 2019 Plan.

Seneca Inducement Plan

The Seneca Inducement Plan is administered by the Board or its Compensation Committee. The Seneca Inducement Plan is intended to be used in connection with the recruiting and inducement of senior management and employees. The issuance of awards under the Seneca Inducement Plan is at the discretion of the administrator which has the authority to determine the persons to whom any awards shall be granted and the terms, conditions and restrictions applicable to any award. Pursuant to the Seneca Inducement Plan, as amended, the numbers of shares authorized under the Seneca Inducement Plan is 715,000. The Seneca Inducement Plan is intended to qualify as an inducement plan under Nasdaq Listing Rule 5635(c)(4) and accordingly, the Company did not seek stockholders’ approval. Following the Merger, all outstanding awards under the Seneca Inducement Plan were cancelled and no further awards will be granted under the Seneca Inducement Plan.

DIRECTOR COMPENSATION

Board Compensation Arrangements

Our Board adopted a Non-employee Director Compensation Policy in November 2021 that is applicable to each member of our Board who is not also serving as an employee or consultant to the Company. This compensation policy provides that each such non-employee director will receive the following compensation for service on our Board:

•	an annual cash retainer of $40,000;

•	an additional annual cash retainer of $35,000 for service as chairman of the board of directors;

•

an additional annual cash retainer of $20,000, $15,000, $10,000 and $20,000 for service as chair of the Audit Committee, Compensation Committee, the Governance and Nominating Committee and the Strategy and Finance Committee, respectively;

•

an additional annual cash retainer of $10,000, $7,500, $5,000 and $10,000 for service as a member of the Audit Committee, Compensation Committee, the Governance and Nominating Committee and the Strategy and Finance Committee, respectively (not applicable to committee chairs).

Equity compensation for eligible directors will be determined, from time to time and at any time, in the sole discretion of the Board or the Compensation Committee of the Board.

We have reimbursed and will continue to reimburse all of our non-employee directors for their reasonable out-of-pocket expenses incurred in attending board of directors and committee meetings. Dr. Hallam, our Chief Executive Officer, is also a director but did not receive any additional compensation for his service as a director

The following table sets forth in summary form information concerning the compensation that was earned by each of our non-employee directors during the year ended December 31, 2021.

NAME(1)	FEES EARNED OR PAID IN CASH (2)	STOCK AWARDS($) (3)	OPTION AWARDS ($)(4)	TOTAL ($)
James R. Neal	$78,223	—	$69,927	$148,150
Stephanie C. Diaz	$60,550	—	$69,927	$130,477
Donald A. Williams	$61,659	—	$69,927	$131,586
Mary Ann Gray, Ph.D.	$56,429	$9,420	$69,927	$135,776
Cristina Csimma, PharmD, MHP	$64,120	$9,420	$69,927	$143,467
Robert Trenchel, D.O.	$51,715	—	$69,927	$121,642
Binxian Wei	$40,000	$9,420	$69,927	$119,347
David Berry, M.D.	$28,356	—	—	$28,356
Brian Faith	$19,333	—	—	$19,333
James Sapirstein	$15,467	—	—	$15,467
David J. Mazzo, Ph.D.	$16,250	$9,240	—	$25,490

(1)

In accordance with the Merger Agreement and effective as of April 27, 2021, the board of directors of Seneca (the “Seneca Board”) appointed Thomas Hallam, Ph.D., James R. Neal, Stephanie Diaz, Robert J. Trenschel, D.O. and Don Williams to the Board. Cristina Csimma, PharmD, M.H.P., Mary Ann Gray, Ph.D. and Binxian Wei, each an existing director of Seneca, remained on the Board and David J. Mazzo, PhD, also an existing director of Seneca, resigned from the Seneca Board and from any committees of the Seneca Board of which he was a member. Mr. Neal was appointed as the chair of the Board. David Berry, M.D., Brian Faith, and James Sapirstein, each a director of LBS at the time of the Merger, resigned from the LBS board effective April 27, 2021

(2)

The fees for Mr. Neal, Ms. Diaz, Mr. Williams, Dr. Trenschel represent those earned or paid in cash while serving as a director of LBS prior to the Merger and as a director of the Company after the Merger. The fees for Dr. Gray, Dr. Csimma and Mr. Wei represent those earned or paid in cash while serving as a director of Seneca prior to the Merger and as a director of the Company after the Merger. Fees paid while directors of the Company were as follows: Mr. Neal $61,178.57, Ms. Diaz $43,214.29, Mr. Williams $47,714.29, Dr. Gray $40,179, Dr. Csimma $40,995, Dr. Trenschel $36,957.42 and Mr. Wei $30,000. The fees for Dr. Berry, Mr. Faith and Mr. Sapirstein represent those earned or paid in cash while serving as a director of LBS, and the fees of Dr. Mazzo represent those earned or paid in cash while serving as a director of Seneca
(3)

Stock awards consist of 6,000 restricted stock units awarded to each Dr. Gray, Dr. Csimma, Mr. Wei, and Dr. Mazzo while serving as a director of Seneca, as determined in accordance with the provisions of FASB ASC Topic 718. Effective on April 27, 2021, the shares were adjusted for a reverse stock split at a ratio of 1-for-6 and in accordance with the Merger Agreement, all unvested restricted stock units outstanding were vested.

(4)

The amounts reported reflect the aggregate grant date fair value of each option award granted to the Company’s non-employee directors during the fiscal year ended December 31, 2021, as determined in accordance with the provisions of FASB ASC Topic 718. The valuation assumptions used in calculating these amounts are included in the notes to the consolidated financial statements included in the Company’s Annual Report on Form 10-K filed with the SEC on March 17, 2022. As required by SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. These amounts do not reflect the actual economic value that will be realized by the Company’s non-employee directors upon the vesting of the stock options, the exercise of the stock options, or the sale of the common stock underlying such stock options. As of December 31, 2021, the aggregate number of shares outstanding under all options to purchase the Company’s common stock held by our non-employee directors were: Mr. Neal, 64,741, Ms. Diaz, 62,949, Mr. Williams, 62,949, Dr. Gray, 48,340, Dr. Csimma, 48,340, Dr. Trenschel, 64,226, Mr. Wei, 48,340, Dr. Berry, 26,334, Mr. Faith, 20,171, and Mr. Sapirstein, 18,406. Dr. Mazzo has no shares outstanding under options.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Related Party Transactions Procedures

In 2021, the Company adopted a written Related-Person Transactions Policy that sets forth the Company’s policies and procedures regarding the identification, review, consideration and approval or ratification of “related persons transactions.” For purposes of the Company’s policy only, a “related person transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which the Company and any “related person” are participants involving an amount that exceeds $120,000. Transactions involving compensation for services provided to the Company as an employee, director, consultant or similar capacity by a related person are not covered by this policy. A related person is any executive officer, director, or more than 5% stockholder of the Company, including any of their immediate family members, and any entity owned or controlled by such persons

Under the policy, where a transaction has been identified as a related person transaction, management must present information regarding the proposed related person transaction to the Audit Committee (or, where Audit Committee approval would be inappropriate, to another independent body of the Board) for consideration and approval or ratification. The presentation must include a description of, among other things, the material facts, the interests, direct and indirect, of the related persons, the benefits to the Company of the transaction and whether any alternative transactions were available. To identify related person transactions in advance, the Company relies on information supplied by its executive officers, directors and certain significant stockholders. In considering related person transactions, the Committee takes into account the relevant available facts and circumstances including, but not limited to (a) the risks, costs and benefits to the Company, (b) the impact on a director’s independence in the event the related person is a director, immediate family member of a director or an entity with which a director is affiliated, (c) the terms of the transaction, (d) the availability of other sources for comparable services or products and (e) the terms available to or from, as the case may be, unrelated third parties or to or from employees generally.

Certain Related Party Transactions

Other than compensation arrangements for our directors and executive officers, which are described above under the heading “Executive Compensation” and “Director Compensation” and except as set forth below, there were no transactions since January 1, 2020 to which we were a party or will be a party, in which:

•	the amounts involved exceeded or will exceed the lesser of (a) $120,000 or (b) 1% of the average of our total assets for the fiscal years ended December 31, 2021 or 2020; and

•

any of our directors, executive officers or holders of more than 5% of our capital stock, or any member of the immediate family of, or person sharing the household with, the foregoing persons, had or will have a direct or indirect material interest

Amendment of Non-Employee Board Member Compensation Policy

Effective November 9, 2021, the Board amended the Company’s non-employee board member compensation policy. For a full discussion of the policy, see the section of this Proxy Statement entitled “Director Compensation”.

Cancellation of Seneca Stock Options

Dr. Kenneth Carter, Dr. Matthew Kalnik, and Mr. Dane Saglio, and Seneca’s senior vice president of research and development agreed to the cancellation of their respective outstanding options to purchase common stock in Seneca immediately prior to the closing of the Merger in exchange for aggregate consideration of $1,423,012. Dr. Carter, Dr. Kalnik, and Mr. Saglio served as (i) Executive Chairman, (ii) President and Chief Operating Officer, and (iii) Chief Financial Officer of Seneca, respectively, until the closing of the Merger.

Repricing of Stock Options

The Company determined that the outstanding stock options under the LBS 2013 Employee, Director, and Consultant Equity Incentive Plan, (as amended and restated, the “2013 Plan”) had an exercise price per share that was significantly higher than the current fair market value of the Company’s common stock (the “Underwater Options”). On November 18, 2021, the Compensation Committee resolved that it was in the best interests of the Company and its stockholders to amend the Underwater Options for Dr. Hallam, Mr. Finely and Dr. Dawson, our Chief Executive Officer, Chief Financial Officer and Chief Medical Officer, respectively, to reduce the exercise price per share to $2.32, the closing per share price of the Company’s common stock on November 18, 2021 (the “Repricing”). In accordance with the 2013 Plan requirements, the holders of the Underwater Options identified under the Repricing consented to the modification of their affected awards. All the other terms of the Underwater Options other than the exercise price remained the same, including the number of shares granted, vesting schedule and expiration date.

The Company determined that the Repricing represented a modification of share-based awards under ASC 718. Accordingly, the Company recognized incremental compensation expense of $0.4 million for the year ended December 31, 2021. Of the incremental compensation expense recognized, $200,939, $147,197 and $37,574 was attributable to shares held by Dr. Hallam, Mr. Finley and Dr. Dawson, respectively.

Unsecured Promissory Note and Warrant Financing

In October 2020, we issued and sold to Yuma Regional Medical Center (“Yuma”), a holder of more than five percent of our common stock, (i) an unsecured promissory note in the principal amount of $0.5 million with an interest rate of 10% per annum (the “Yuma Notes”) and (ii) warrants to purchase 45,000 shares of our Common Stock at an exercise price of $0.73 per share (the “Old Yuma Warrants”). The Old Yuma Warrants were immediately exercisable and expire ten years from the date of issuance. In May 2021, we entered into an agreement with Yuma to amend the Yuma Notes to extend the maturity date of the Yuma Notes to November 15, 2021 (the “Notes Amendment”). In connection with the Notes Amendment, the Old Yuma Warrants were cancelled and we issued new warrants to purchase 5,000 shares of Common Stock at $6.00 per share to Yuma. Dr. Trenschel is a member of our Board and is the president and chief executive officer of Yuma.

Sale of Securities

In August 2021, we and Yuma entered into a Securities Purchase Agreement pursuant to which Yuma purchased 1,509,896 shares of our Common Stock and a warrant to purchase up to 377,474 shares of Common Stock for a total purchase price of $5,209,141.20. The Warrant is exercisable for five years. Dr. Trenschel does not have any pecuniary interest in these securities and disclaims beneficial ownership of them.

Pursuant to the purchase agreement, we agreed to file one or more registration statements with the SEC registering the resale of the shares and the shares of Common Stock issuable upon exercise of the warrant by Yuma, to have all such registration statements declared effective within the timeframes set forth in the purchase agreement, and to keep such registration statements effective for up to five years.

Waiver and Amendment Agreement

In July 2021, Altium Growth Fund, LP (“Altium”), a holder of more than five percent of our common stock, entered into a Waiver and Amendment Agreement with the Company (the “Waiver Agreement”). Pursuant to the Waiver Agreement, Altium and the Company agreed to waive certain rights, waive the reset provisions with respect to the exercise price and number of shares subject to the outstanding warrants held by Altium, eliminate certain financing restrictions, and accelerate registration rights for the shares underlying the warrants. As consideration for the foregoing, pursuant to the Waiver Agreement, the Company issued Altium an additional warrant to purchase up to 1,100,000 shares of Common Stock. The Waiver Agreement also provides that the Company will file a resale registration statement for the shares underlying Altium’s warrants, including the additional warrant to purchase up to 1,100,000 shares of Common Stock, before July 31, 2021.

Effective January 31, 2022 (the “2022 Effective Time”), Altium entered into a Waiver and Amendment Agreement with the Company (the “2022 Waiver Agreement”). Pursuant to the 2022 Waiver Agreement, Altium and the Company agreed to irrevocably waive any adjustment to the exercise price of the existing warrants held by Altium from and after 2022 Effective Time for the Company’s issuances of equity or equity-linked securities at a price below the exercise price of the warrants. The 2022 Waiver Agreement also includes agreement by the parties to, among other things, (i) restrict Altium’s ability to sell the Company’s securities through a “leak out” provision whereby sales are restricted by applying a volume limitation, (ii) shorten the notice period for the Investor’s participation rights related to certain future securities offerings, (iii) restrict the Company’s ability to conduct a primary offering of its securities for a specified period of time, and (iv) provide registration rights for the shares underlying the January Warrant (defined below). As consideration for the foregoing, pursuant to the 2022 Waiver Agreement, the Company issued Altium an additional warrant to purchase up to 2,250,000 shares of the Company’s common stock (the “January 2022 Warrant”). The January 2022 Warrant is exercisable beginning six months following the 2022 Effective Time.

Indemnification Agreements

We have entered into separate indemnification agreements with each of our directors in addition to the indemnification provided for in our amended and restated certificate of incorporation and amended and restated bylaws. The indemnification agreements, our amended and restated certificate of incorporation and our amended and restated bylaws require us to indemnify its directors, executive officers and certain controlling persons to the fullest extent permitted by Delaware law.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Notices of Internet Availability of Proxy Materials or other Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials or other Annual Meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are Palisade stockholders will be “householding” the Company’s proxy materials. A single Notice of Internet Availability of Proxy Materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders.

Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice of Internet Availability of Proxy Materials, please notify your broker or Palisade. Direct your written request to the attention of the Secretary of Palisade Bio, Inc., Palisade Bio, Inc., 5800 Armada Drive, Suite 210, Carlsbad, California 92008. Stockholders who currently receive multiple copies of the Notice of Internet Availability of Proxy Materials at their addresses and would like to request “householding” of their communications should contact their brokers.

ANNUAL REPORT ON FORM 10-K AND OTHER SEC FILINGS

You can obtain copies of this Proxy Statement, our 2021 Annual Report and exhibits, as well as other filings we make with the SEC, on the SEC’s website at www.sec.gov or on Palisade’s website at www.palisadebio.com. Additional copies may be requested in writing. Such requests should be submitted to J.D. Finley, Chief Financial Officer, Palisade Bio, Inc., 5800 Armada Drive, Suite 210, Carlsbad, California 92008. Exhibits to Form 10-K will also be provided upon specific request. The materials will be provided without charge.

We have not incorporated by reference into this Proxy Statement the information in, or that can be accessed through, our website or social media channels, and you should not consider it to be a part of this Proxy Statement.

OTHER MATTERS

We have not received notice of and do not expect any matters to be presented for a vote at the Annual Meeting, other than the proposals described in this Proxy Statement. If you grant a proxy, the persons named as proxy holder, Thomas Hallam, Ph.D. and J.D. Finley, or their nominees or substitutes, will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting. If for any unforeseen reason, any of our nominees are not available as a candidate for director, the proxy holders will vote your proxy for such other candidate or candidates nominated by the Board.

By Order of the Board
April 21, 2022	/s/ James R. Neal
Chairman of the Board

PALISADE BIO In care of Mediant Inc., Proxy Tabulator: P.O. BOX 8016, CARY, NC 27512-9903 YOUR VOTE IS IMPORTANT! PLEASE VOTE BY: INTERNET Before 11:59 p.m., Eastern Time on June 8, 2022, Go To: www.proxypush.com/PALI Cast your vote online Have your Proxy Card ready Follow the instructions to record your vote. PHONE Before 11:59 p.m., Eastern Time on June 8, 2022, Call: 1-866-243-5513 Use any touch-tone telephone Have your Proxy Card ready Follow the recorded instructions to record your vote MAIL Mark, sign and date your Proxy Card Fold and return your Proxy Card in the postage-paid envelope provided During the Meeting Go To: www.proxydocs.com/PALI You may attend the meeting via the internet and vote during the meeting. Have your Proxy Card ready Follow the instructions to record your vote Go Green! To receive documents via e-mail, simply go to: www.proxydocs.com/PALI Palisade Bio, Inc. 2022 Annual Meeting of Stockholders For Stockholders of record as of April 11, 2022 TIME: Thursday, June 9, 2022 10:00 AM, Pacific Time PLACE: Annual Meeting to be held live via the Internet - please visit www.proxydocs.com/PALI for more details This proxy is being solicited on behalf of the Board of Directors The undersigned hereby appoints Thomas Hallam and J.D. Finley (the “Named Proxies”), and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of Palisade Bio, Inc. which the undersigned is entitled to vote at said meeting and any adjournment or postponement thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment or postponement thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof. Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxydocs.com/PALI. Votes must be received by 11:59 p.m., Eastern Time on June 8, 2022. PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

Palisade Bio, Inc. 2022 Annual Meeting of Stockholders Please make your marks like this: X THE BOARD OF DIRECTORS RECOMMENDS A VOTE: FOR ON PROPOSALS 1, 2 AND 3 PROPOSAL YOUR VOTE BOARD OF DIRECTORS RECOMMENDS 1. Elect two Class II directors to hold office until the 2025 annual meeting of stockholders or until their successors are duly elected and qualified, subject to their earlier resignation or removal. 1.1 Donald Williams FOR [    ] WITHHOLD [    ] FOR 1.2 Robert J. Trenschel, D.O. [    ] [    ] FOR 2. Ratify the appointment of BDO USA, LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022. FOR [    ] AGAINST [    ] ABSTAIN [    ] FOR 3. The approval, on an advisory basis, of the executive compensation of the Company’s named executive officers as disclosed in the proxy statement. [    ] [    ] [    ] FOR You must register to attend the meeting online and/or participate at www.proxydocs.com/PALI Authorized Signatures - Must be completed for your instructions to be executed. Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form. Signature (and Title if applicable) Date Signature (if held jointly) Date